SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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KELLOGG COMPANY
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KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534

Dear Shareowner:

It is my pleasure to invite you to attend the 2007 Annual Meeting of Shareowners of Kellogg Company. The meeting will be held at 1:00 p.m. Eastern Daylight Time on April 27, 2007 at the W. K. Kellogg Auditorium, 50 West Van Buren Street, Battle Creek, Michigan.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors. Attendance at the annual meeting will be limited to Shareowners only. If you are a holder of record of Kellogg common stock and you plan to attend the meeting, please detach the admission ticket attached to your proxy card and bring it to the meeting.

If you plan to attend the meeting, but your shares are not registered in your own name or you receive our proxy materials electronically, please request an admission ticket by writing to the following address: Kellogg Company Shareowner Services, One Kellogg Square, Battle Creek, MI 49017-3534. Evidence of your stock ownership, which you may obtain from your bank, stockbroker, etc., must accompany your letter. Shareowners without tickets will only be admitted to the meeting upon verification of stock ownership.

Shareowners needing special assistance at the meeting are requested to contact Shareowner Services at the address listed above.

Your vote is important. Whether you plan to attend the meeting or not, I urge you to vote your shares as soon as possible. Please either sign and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card or voting instruction card.

Sincerely,

A. D. David Mackay
President and Chief Executive Officer

March 19, 2007

ELECTRONIC VOTING:

You may now vote your shares by telephone or over the Internet.

Voting electronically is quick, easy, and saves us money.

Just follow the instructions on your proxy card or voting instruction card.

ELECTRONIC DELIVERY:

Reduce paper mailed to your home and help lower our printing and postage costs!

We are pleased to offer the convenience of viewing proxy statements, Annual Reports to Shareowners, and related materials on-line. With your consent, we will stop sending paper copies of these documents unless you notify us otherwise.

To participate, follow the easy directions below.

You will receive notification when the materials are available for review.

ACT NOW. . . . IT’S FAST AND EASY

Just follow these 2 easy steps:

1.	Log on to the Internet at www.icsdelivery.com/kelloggs.

2.	Follow the instructions on the website.

KELLOGG COMPANY
One Kellogg Square
Battle Creek, Michigan 49017-3534

NOTICE OF THE ANNUAL MEETING OF SHAREOWNERS

TO BE HELD APRIL 27, 2007

TO OUR SHAREOWNERS:

The 2007 Annual Meeting of Shareowners of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. Eastern Daylight Time on April 27, 2007 at the W. K. Kellogg Auditorium, 50 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

1.	To elect four Directors for a three-year term to expire at the 2010 Annual Meeting of Shareowners;

2.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP for Kellogg’s 2007 fiscal year;

3.	To consider and act upon a Shareowner proposal to prepare a sustainability report, if presented at the meeting;

4.	To consider and act upon a Shareowner proposal to enact a majority voting requirement, if presented at the meeting; and

5.	To take action upon any other matters that may properly come before the meeting, or any adjournments thereof.

Only Shareowners of record at the close of business on March 1, 2007 will receive notice of and be entitled to vote at the meeting or any adjournments. We look forward to seeing you there.

By Order of the Board of Directors,

Gary H. Pilnick
Senior Vice President,
General Counsel, Corporate Development and Secretary

March 19, 2007

KELLOGG COMPANY

ONE KELLOGG SQUARE
BATTLE CREEK, MICHIGAN 49017-3534
PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREOWNERS
TO BE HELD ON FRIDAY, APRIL 27, 2007

ABOUT THE MEETING

Solicitation of Proxy.  This proxy statement and the accompanying proxy are furnished to Shareowners of Kellogg Company in connection with the solicitation of proxies for use at the 2007 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Daylight Time at the W. K. Kellogg Auditorium, 50 West Van Buren Street, in Battle Creek, Michigan, on Friday, April 27, 2007, or any adjournments thereof. The enclosed proxy card is solicited by Kellogg’s Board of Directors.

Mailing Date.  Kellogg’s Annual Report for 2006, including financial statements, the Notice of the Annual Meeting, this proxy statement, and the proxy, were first mailed to Shareowners on or about March 19, 2007.

Who Can Vote — Record Date.  The record date for determining Shareowners entitled to vote at the annual meeting is March 1, 2007. Each of the approximately 397,644,084 shares of Kellogg common stock issued and outstanding on that date is entitled to one vote at the annual meeting.

How to Vote — Proxy Instructions.  If you are a holder of record of Kellogg Company common stock, you may vote your shares either (1) over the telephone by calling a toll-free number, (2) by using the Internet or (3) by mailing in your proxy card. Shareowners who hold their shares in “street name” will need to obtain a voting instruction card from the institution that holds their shares and must follow the voting instructions given by that institution.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Daylight Time on Thursday, April 26, 2007. If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

Whether you choose to vote by telephone, over the Internet or by mail, you may specify whether your shares should be voted for all, some or none of the nominees for Director (Proposal 1); whether you approve, disapprove or abstain from voting on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for our 2007 fiscal year (Proposal 2); whether you approve, disapprove, or abstain from voting on the Shareowner proposal to prepare a sustainability report, which may be presented at the meeting (Proposal 3); and whether you approve, disapprove or abstain from voting on the Shareowner proposal to enact a majority voting standard requirement, which may be presented at the meeting (Proposal 4).

If you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under “Proposal 1 — Election of Directors” below, “For” Proposal 2, “Against” Proposal 3 and Proposal 4, and otherwise at the discretion of the persons named in the proxy card.

When a properly executed proxy is received, the shares represented thereby, including shares held under Kellogg’s Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under Kellogg’s Savings & Investment Plans.

Revocation of Proxies.  If you are a holder of record, you may revoke your proxy at any time before it is exercised in any of three ways:

(1)	by submitting written notice of revocation to Kellogg’s Secretary;

(2)	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

(3)	by voting in person at the meeting.

If your shares are held in street name, you must contact your broker or nominee to revoke and vote your proxy.

Quorum.  A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the annual meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the annual meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for the election of Directors (Proposal 1) and for ratification of PricewaterhouseCoopers LLP as independent auditors (Proposal 2), but not for the Shareowner proposals (Proposal 3 and Proposal 4).

Required Vote.  Our Board has adopted a majority voting policy which applies to the election of Directors. Under this policy, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the Shareowner vote. Our Board’s Nominating and Governance Committee would then consider the offer of resignation and make a recommendation to our independent Directors as to the action to be taken with respect to the offer. This policy does not apply in contested elections. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”

Under Delaware law, a nominee who receives a plurality of the votes cast at the annual meeting will be elected as a Director (subject to the resignation policy described above). The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Director resignation policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the annual meeting is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) and to approve the Shareowner proposals (Proposal 3 and Proposal 4). Shares present but not voted because of abstention will have the effect of a “no” vote on Proposals 2, 3 and 4. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposal 3 and Proposal 4. Shares subject to a broker “non-vote” will not be considered as present with respect to Proposal 3 and Proposal 4 and will not affect the outcome on those proposals.

Other Business.  We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs.  We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellogg common stock at our expense. In addition, we have retained Georgeson Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay Georgeson a fee of $12,500, plus reasonable expenses.

SECURITY OWNERSHIP

Five Percent Holders.  The following table shows each person who, based upon their most recent filings or correspondence with the Securities and Exchange Commission, which we refer to as the SEC, beneficially owns more than 5% of Kellogg’s common stock.

		Percent of Class on
Beneficial Owner	Shares Beneficially Owned	December 31, 2006

W. K. Kellogg Foundation Trust(1)	93,759,190 shares(2)	23.6%
c/o The Bank of New York Company, Inc. One Wall Street New York, NY 10286
George Gund III	34,473,818 shares(3)	8.5%
39 Mesa Street San Francisco, CA 94129
KeyCorp	31,655,007 shares(4)	8.0%
127 Public Square Cleveland, OH 44114-1306

(1)	The trustees of the W. K. Kellogg Foundation Trust (the “Kellogg Trust”) are James M. Jenness, Sterling K. Speirn, Shirley Bowser and The Bank of New York. The W. K. Kellogg Foundation, a Michigan charitable corporation (the “Kellogg Foundation”), is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of Kellogg’s Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellogg stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust.

(2)	According to Schedule 13G/A filed with the SEC on February 13, 2007, The Bank of New York is a trustee of the Kellogg Trust and shares voting and investment power with the other three trustees with respect to the shares owned by the Kellogg Trust. The Bank of New York and its subsidiaries hold 94,665,854 shares for various persons in various fiduciary capacities. The Bank of New York has sole voting power for 153,103 shares, shared voting power for 94,512,751 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 743,827 shares and shared investment power for 93,783,776 shares (including those shares beneficially owned by the Kellogg Trust).

(3)	According to Schedule 13G/A filed with the SEC on February 13, 2007, George Gund III has sole voting power for 184,650 shares, shared voting power for 34,289,168 shares, sole investment power for 66,650 shares and shared investment power for 6,252,881 shares. Of the shares over which Mr. Gund has shared voting and investment power, 2,832,189 shares are held by a nonprofit foundation of which Mr. Gund is one of eight trustees and one of twelve members. Mr. Gund disclaims beneficial ownership as to all of these shares. Gordon Gund, a Kellogg Director, is a brother of George Gund III and may be deemed to share voting or investment power over the shares shown as beneficially owned by George Gund III, as to which shares Gordon Gund disclaims beneficial ownership.

(4)	According to a Schedule 13G/A filed with the SEC on January 31, 2007, KeyCorp, as trustee for certain Gund family trusts included under (3) above, as well as other trusts, has sole voting power for 3,488,309 shares, shared voting power for 10,500 shares, sole investment power for 31,311,767 shares and shared investment power for 266,311 shares.

Officer and Director Stock Ownership.  The following table shows the number of shares of Kellogg common stock beneficially owned as of January 15, 2007, by each non-employee Director, each executive officer included in the Summary Compensation Table and all Directors and executive officers as a group.

			Deferred Stock	Total Beneficial
Name	Shares(1)	Options(2)	Units(3)	Ownership(4)	Percentage

Non-Employee Directors
B. S. Carson Sr.	16,674	35,000	0	51,674	*
J. T. Dillon(5)	17,151	33,750	0	50,901	*
C. X. Gonzalez	30,434	29,999	20,569	81,002	*
G. Gund(6)	47,014	26,376	47,915	121,305	*
D. A. Johnson	31,082	29,715	15,536	76,333	*
L. D. Jorndt	64,572	19,270	9,086	92,928	*
A. M. Korologos	25,431	35,000	15,004	75,435	*
W. C. Richardson(7)(8)	17,403	35,000	17,486	69,889	*
J. L. Zabriskie	26,084	31,800	17,947	75,831	*
Named Executive Officers
J. M. Boromisa(9)	108,130	270,519	0	378,649	*
J. A. Bryant	125,188	514,668	0	639,856	*
A. F. Harris(10)	168,037	667,912	0	835,949	*
J. W. Montie	111,522	425,469	0	536,991	*
All Directors and executive officers as a group (20 persons)(11)	1,376,923	4,800,684	152,604	6,330,211	1.6%

*	Less than 1%.

(1)	Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under the Deferred Compensation Plan for Non-Employee Directors. Includes the following number of shares held in Kellogg’s Grantor Trust for Non-Employee Directors which are subject to restrictions on investment: Dr. Carson, 15,374 shares; Mr. Dillon, 12,901 shares; Mr. Gonzalez, 22,098 shares; Mr. Gund, 21,990 shares; Mr. Jenness, 9,399 shares; Ms. Johnson, 14,411 shares; Mr. Jorndt, 9,462 shares; Ms. McLaughlin Korologos 21,759 shares; Dr. Richardson, 17,003 shares; Dr. Zabriskie, 18,884 shares; and all Directors as a group, 163,282 shares. These numbers exclude the shares held in the Deferred Compensation Plan for Non-Employee Directors.

(2)	Represents shares which may be acquired through exercise of stock options as of January 15, 2007 or within 60 days after that date.

(3)	Represents the number of common stock units held under the Deferred Compensation Plan for Non-Employee Directors as of January 15, 2007. The deferred stock units, or DSUs, have no voting rights. For additional information, refer to “2006 Non-Employee Director Compensation and Benefits — Elective Deferral Program” for a description of this plan.

(4)	None of the shares listed have been pledged as collateral.

(5)	Includes 250 shares held for the benefit of a minor son, over which Mr. Dillon disclaims beneficial ownership.

(6)	Includes 10,000 shares owned by Mr. Gund’s wife. Gordon Gund disclaims beneficial ownership of the shares beneficially owned by his wife and George Gund III.

(7)	Dr. Richardson retired as a Director on February 16, 2007. He recently retired from his role as trustee of the Kellogg Trust. Sterling K. Speirn, who was elected to the Board effective March 1, 2007 to fill Dr. Richardson’s position, did not beneficially own any Kellogg common stock as of the date of this table.

(8)	Does not include shares owned by the Kellogg Trust, as to which Mr. Jenness and Dr. Richardson, as trustees of the Kellogg Trust as of the date of this table, share voting and investment power, or shares as to which the Kellogg Trust or the Kellogg Foundation have current beneficial interest. Dr. Richardson retired from his role as trustee of the Kellogg Trust on January 31, 2007. Mr. Speirn filled the vacancy created by Dr. Richardson’s retirement from the position of trustee of the Kellogg Trust.

(9)	Includes 2,002 shares held by his children, over which Mr. Boromisa disclaims beneficial ownership.

(10)	Includes 8,825 shares owned by Mr. Harris’ wife.

(11)	Includes 20,785 shares owned by, or held for the benefit of, spouses; 2,980 shares owned by, or held for the benefit of, children, over which the applicable Director, or executive officer disclaims beneficial ownership; 42,859 shares held in Kellogg’s Savings & Investment Plans, which contain some restrictions on investment; and 119,429 restricted shares, which contain some restrictions on investment.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires Kellogg’s Directors, executive officers, and greater-than-10% Shareowners to file reports with the Securities and Exchange Commission. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to us, we believe that the filing requirements for all of these reporting persons were complied with, except that two Form 4s for each of Mr. Gund, Mr. Gonzalez, Dr. Zabriskie and Ms. McLaughlin Korologos were inadvertently filed late. A Form 4 was filed in October 2006 for each of these Directors reporting these transactions.

CORPORATE GOVERNANCE

Board-Adopted Corporate Governance Guidelines.  We operate under corporate governance principles and practices that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of Kellogg’s Shareowners and promote high ethical conduct among Kellogg’s Directors and employees. The Board has focused on continuing to build upon our strong corporate governance practices over the years. The Board’s current corporate governance guidelines include the following:

•	A majority of the Directors, and all of the members of the Audit, Compensation, and Nominating and Governance Committees, are required to meet the independence requirements of the New York Stock Exchange.

•	One of the Directors is designated a Lead Director, who approves proposed meeting agendas and schedules, may call executive sessions of the non-employee Directors and establishes a method for Shareowners and other interested parties to use in communicating with the Board.

•	The Board reviews succession planning at least once per year.

•	The Board and each Board committee have the power to hire independent legal, financial or other advisors as they may deem necessary, at Kellogg’s expense.

•	Non-employee Directors meet in executive session at least three times annually.

•	The Board and Board committees conduct annual self-evaluations.

•	The independent members of the Board use the recommendations from the Nominating and Governance Committee and Compensation Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

•	Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer his or her resignation for the Board to consider continued appropriateness of Board membership under the circumstances.

•	Directors have free access to Kellogg officers and employees.

•	Continuing education is provided to Directors consistent with our Board Education Policy.

•	No Director may be nominated for a new term if he or she would be seventy-two or older at the time of election.

•	No Director shall serve as a Director, officer or employee of a competitor.

•	All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.

Majority Voting for Directors; Director Resignation Policy.  In an uncontested election of Directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Nominating and Governance Committee (following certification of the Shareowner vote) for consideration in accordance with the following procedures.

The Nominating and Governance Committee would promptly consider such resignation and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to such offered resignation, which may include (1) accepting the resignation; (2) maintaining the Director but addressing what the Qualified Independent Directors believe to be the underlying cause of the withheld votes; (3) determining that the Director will not be renominated in the future for election; or (4) rejecting the resignation. The Nominating and Governance Committee would consider all relevant factors including, without limitation, (a) the stated reasons why votes were withheld from such Director; (b) any alternatives for curing the underlying cause of the withheld votes; (c) the tenure and qualifications of the Director; (d) the Director’s past and expected future contributions to Kellogg; (e) Kellogg’s Director criteria; (f) Kellogg’s Corporate Governance Guidelines; and (g) the overall composition of the Board, including whether accepting the resignation would cause Kellogg to fail to meet any applicable SEC or NYSE requirement.

The Qualified Independent Directors would act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. In considering the Nominating and Governance Committee’s recommendation, the Qualified Independent Directors would consider the factors considered by the Nominating and Governance Committee and such additional information and factors the Board believes to be relevant. Following the Qualified Independent Directors’ decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation).

To the extent that any resignation is accepted, the Nominating and Governance Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any Director who tenders his or her resignation pursuant to this provision would not participate in the Nominating and Governance Committee’s recommendation or Qualified Independent Directors’ consideration regarding whether to accept the tendered resignation. Prior to voting, the Qualified Independent Directors would afford the Director an opportunity to provide any information or statement that he or she deems relevant. If a majority of the members of the Nominating and Governance Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the remaining Qualified Independent Directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) would consider the matter directly or may appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations that would make the recommendation to the Board whether to accept or reject them.

For purposes of this policy, the term “Qualified Independent Directors” means:

•	All Directors who (1) are independent Directors (as defined in accordance with the NYSE Corporate Governance Rules) and (2) are not required to offer their resignation in accordance with this policy.

•	If there are fewer than three independent Directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Qualified Independent Directors shall mean all of the independent Directors and each independent Director who is required to offer his or her resignation in accordance with this Policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

Director Independence.  The Board has determined that all current Directors (other than Mr. Jenness and Mr. Mackay) are independent based on the following standards: (a) no entity (other than a charitable entity) of which a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellogg and its subsidiaries in any of the 2006, 2005, or 2004 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no Director, or any immediate family member employed as an executive officer of Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $100,000 per year in direct compensation from Kellogg or its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellogg did not employ a Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no Director was currently employed by the present or former independent or internal Kellogg auditor (“Auditor”), no immediate family member of a Director was a current partner of the Auditor, no Director or immediate family member was an employee of the Auditor who personally worked on our audit during the past three years and no immediate family member of a Director was a current employee of the Auditor and participated in the Auditor’s audit, assurance or tax compliance practice; (e) no Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any Director and Kellogg or our subsidiaries. The Board also determined that Mr. Perez and Dr. Richardson met the above standards for Director independence in 2006 while they served as Directors.

In connection with its independence determinations for Mr. Speirn, the Board noted that Kellogg entered into two agreements with the W. K. Kellogg Foundation Trust (the “Kellogg Trust”), one dated as of November 8, 2005 (the “2005 Agreement”) and one dated as of February 16, 2006 (the “2006 Agreement,” and together with the 2005 Agreement, the “Agreements”) under which we repurchased a total of 22,156,318 shares of our common stock from the Kellogg Trust for an aggregate cash purchase price of $950,000,000 (collectively, the “Trust Transactions”). Mr. Speirn, a recently elected Kellogg Director, became a trustee of the Kellogg Trust in January 2007 and became the President and Chief Executive Officer of the W. K. Kellogg Foundation (the “Kellogg Foundation”), a charitable foundation that is the sole beneficiary of the Kellogg Trust, in January 2006. In connection with Mr. Speirn’s election to the Board, the Board determined that

Mr. Speirn was independent under the NYSE listing standards, and that the Agreements and the Trust Transactions were not material for these purposes. In reaching this conclusion, the Board took into account that:

•	the Agreement and the contemplated Trust Transactions were each negotiated on an arm’s-length basis and, on behalf of the full Board, by a committee of the Board comprised of independent Directors (with Directors who are affiliated with the Kellogg Trust or Kellogg Foundation not participating in the deliberations or approval);

•	Mr. Speirn, and his predecessor, Dr. William C. Richardson, did not participate in any of the Board deliberations regarding the Agreements or any of the Trust Transactions;

•	the price of the shares sold in the Trust Transactions was based on a discount to market;

•	Mr. Speirn is not a beneficiary of the Kellogg Trust or of the Kellogg Foundation;

•	Mr. Speirn’s compensation with respect to his service to the Kellogg Trust and the Kellogg Foundation was not related to the Kellogg Trust Transactions; and

•	Mr. Speirn did not and will not receive, directly or indirectly, any of the proceeds of, or other interest in, the Kellogg Trust Transaction.

The Board also considered commercial ordinary-course transactions with respect to several Directors as it assessed independence status, including transactions relating to purchasing supplies, selling product and marketing arrangements. The Board concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.

Shareowner Recommendations for Director Nominees.  The Nominating and Governance Committee will consider Shareowner nominations for membership on the Board. For the 2008 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017, which will forward them to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and we must receive the recommendation not earlier than the 120th day prior to the 2008 annual meeting and not later than February 3, 2008. Recommendations must also include certain other requirements specified in our bylaws.

The Nominating and Governance Committee believes that all nominees must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Governance Committee also will consider a combination of factors for each nominee, including (1) the nominee’s ability to represent all Shareowners without a conflict of interest; (2) the nominee’s ability to work in and promote a productive environment; (3) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; (4) whether the nominee has demonstrated the high level of character and integrity that we expect; (5) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company; and (6) the nominee’s ability to apply sound and independent business judgment.

When filling a vacancy on the Board, the Nominating and Governance Committee identifies the desired skills and experience of a new director in light of the criteria described above and the skills and experience of the then-current Directors. The Nominating and Governance Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the Nominating and Governance Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners.

Communication with the Board.  Mr. Gund, the Chairman of the Nominating and Governance Committee and the Lead Director, usually presides at executive sessions of the independent members of the Board. Mr. Gund may be contacted at gordon.gund@kellogg.com. Any communications which Shareowners may wish to send to the Board may be directly sent to Mr. Gund at this e-mail address.

Attendance at Annual Meetings.  All Directors properly nominated for election are expected to attend the annual meeting of Shareowners. All of our Directors attended the 2006 annual meeting of Shareowners.

Code of Ethics.  We have adopted the Code of Conduct for Kellogg Company Directors and Global Code of Ethics for Kellogg Company employees (including the chief executive officer, chief financial officer and corporate controller). Any amendments to or waivers of the Global Code of Ethics applicable to our chief executive officer, chief financial officer or corporate controller will be posted on www.kelloggcompany.com. There were no amendments to or waivers of the Global Code of Ethics in 2006.

Availability of Corporate Governance Documents.  Copies of the Corporate Governance Guidelines, the Charters of the Audit, Compensation, and Nominating and Governance Committees of the Board, the Code of Conduct for Kellogg Company Directors, and Global Code of Ethics for Kellogg Company employees can be found on the Kellogg Company website at www.kelloggcompany.com under “Corporate Governance.” Shareowners may also request a free copy of these documents from: Kellogg Company, P.O. Box CAMB, Battle Creek, Michigan 49016-1986 (phone: (800) 961-1413), Ellen Leithold of the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellogg.com.

BOARD AND COMMITTEE MEMBERSHIP

The Board has the following standing committees: Audit, Compensation, Nominating and Governance, Finance, Social Responsibility, Consumer Marketing and Executive.

The Board held eight meetings in 2006. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the Directors were members during 2006.

The table below provides 2006 membership and meeting information for each Board committee:

Nominating
			and		Social	Consumer
Name	Audit	Compensation	Governance	Finance	Responsibility	Marketing	Executive

B. S. Carson Sr.			✓		Chair		✓
J. T. Dillon	Chair			✓			✓
C. X. Gonzalez		✓	✓	✓		✓
G. Gund		✓	Chair	✓		✓	✓
J. M. Jenness(1)							Chair
D. A. Johnson				✓	✓	✓
L. D. Jorndt	✓	✓				✓
A. D. D. Mackay(1)
A. M. Korologos		✓	✓		✓	✓
W. D. Perez(2)	✓					Chair	✓
W. C. Richardson(3)		✓		Chair	✓	✓	✓
J. L. Zabriskie	✓	Chair	✓				✓

2006 Meetings	6	4	5	3	2	2	0

(1)	Mr. Jenness and Mr. Mackay attend committee meetings as members of management, other than portions of those meetings held in executive session.

(2)	Mr. Perez resigned as a Director on November 14, 2006, in connection with being named president and chief executive officer of Wm. Wrigley Jr. Company.

(3)	Dr. Richardson retired as a Director on February 16, 2007. He was a trustee of the Kellogg Trust until his retirement on January 31, 2007. Mr. Speirn, who was elected to the Board effective March 1, 2007 to fill the vacancy created by Dr. Richardson’s retirement, was appointed to the Social Responsibility and Consumer Marketing Committees.

Audit Committee.  Pursuant to a written charter, the Audit Committee, among other responsibilities, assists the Board in monitoring the integrity of our financial statements, the independence and performance of our independent registered public accountants, the performance of our internal audit function and independent registered public accountants and our compliance with legal and regulatory requirements. The Audit Committee, or its Chairman, also pre-approves all audit, internal control-related and permitted non-audit engagements and services by the independent registered public accountants and their affiliates. It also discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellogg management and the independent registered public accountants. The Committee also has the sole authority to appoint or replace the independent registered public accountants, which directly report to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accountants. Each member of the Audit Committee has been determined by the Board to be an “audit committee financial expert,” as that term is defined in paragraph (h) of Item 401 of SEC Regulation S-K. Each member has experience actively supervising a principal financial officer and/or principal accounting officer. Each of the Committee members meets the independence requirements of the New York Stock Exchange.

Compensation Committee.  Pursuant to a written charter, the Compensation Committee, among other responsibilities, reviews and makes recommendations for the compensation of senior management personnel and monitors overall compensation for senior executives; reviews and recommends, subject to approval by the independent members of the Board, the corporate goals and objectives and compensation of the Chief Executive Officer; has sole authority to retain or terminate any compensation consultant used to evaluate senior executive compensation; oversees and administers employee benefit plans to the extent provided in those plans; and reviews trends in management compensation. The Committee may form and delegate authority to subcommittees or the Chair when appropriate. To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant — Towers Perrin. The consultant reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee and the Board, Towers Perrin does not provide any consulting services to Kellogg or its executive officers.

Each year, Towers Perrin presents the Compensation Committee with peer group benchmarking data and information about other relevant market practices and trends, and makes recommendations to the Compensation Committee regarding target levels for various elements of total compensation for senior executives, which the Compensation Committee reviews and considers in its deliberations. The CEO makes recommendations to the Compensation Committee regarding the compensation package for each of the NEOs (other than himself). Based on its review of the peer group information, individual performance (taking into account input from the CEO), input from the compensation consultant and other factors, the Compensation Committee makes recommendations to the Board regarding the compensation for the CEO and the other NEOs. The independent members of the Board, meeting in executive session, determine the compensation of the CEO. The full Board determines the compensation of the other NEOs (unless an NEO is also a Director, in which case he abstains from the determination of his own compensation). Each of the Committee members meets the independence requirements of the New York Stock Exchange. For additional information about the Compensation Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis — Our Compensation Methodology.”

Nominating and Governance Committee.  Pursuant to a written charter, the Nominating and Governance Committee, among other responsibilities, assists the Board by identifying and reviewing the qualifications of candidates for Directors and in determining the criteria for new Directors; recommends nominees for Director to the Board; recommends committee assignments; reviews annually the Board’s compliance with the Corporate Governance Guidelines; reviews annually the Corporate Governance Guidelines and recommends changes to the Board; monitors the performance of Directors and conducts performance evaluations of each Director before the Director’s renomination to the Board; administers the annual evaluation of the Board; provides annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance; considers and evaluates potential waivers of the Codes of Conduct and Ethics for Directors and senior officers (for which there were none in 2006), and makes a report to the Board on succession planning at least annually; provides an annual review of the independence of Directors to the Board; and reviews Director compensation annually and recommends any changes to the Board. The Chairman of this Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board. Each of the Committee members meets the independence requirements of the New York Stock Exchange.

Finance Committee.  Pursuant to a written charter, the Finance Committee, among other responsibilities, reviews matters regarding our financial affairs, such as strategic and operating plans, the financial terms of acquisitions, divestitures, joint ventures and other transactions, short- and long-term financing, foreign exchange management, financial derivatives including commodities and hedging, capital expenditures, dividends and taxes, financial policies including cash flow, borrowing and dividend policy, sales or repurchases of equity and long-term debt, finance, treasury and related functions, insurance programs, pension investment performance and pension plan compliance. The Committee also receives a report from management which covers any off-balance sheet transactions and confirms that Kellogg has not made or arranged for any personal loan to any executive officer or Director.

Social Responsibility Committee.  Pursuant to a written charter, the Social Responsibility Committee, among other responsibilities, reviews the manner in which we discharge our social responsibilities and recommends to the Board policies, programs and practices it deems appropriate to enable us to carry out and discharge our social responsibilities. Kellogg views social responsibility as a way of life. This commitment means investing in and enriching communities in which we conduct business, as well as encouraging employee involvement in these activities.

Consumer Marketing Committee.  Pursuant to a written charter, the Consumer Marketing Committee reviews, among other responsibilities, matters regarding our marketing activities, including strategies, programs, spending and execution quality in order to help ensure that our marketing is consistent with, and is sufficient to support, our overall strategy and performance goals.

Executive Committee.  Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions.

PROPOSAL 1 — ELECTION OF DIRECTORS

Kellogg’s amended restated certificate of incorporation and bylaws provide that the Board shall be comprised of not less than seven and no more than fifteen Directors divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year.

Four Directors are to be reelected at the 2007 Annual Meeting to serve for a term ending at the 2010 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently eleven members of the Board.

The Board recommends that the Shareowners vote “FOR” the following nominees: Benjamin S. Carson, Sr., Gordon Gund, Dorothy A. Johnson and Ann McLaughlin Korologos. Each nominee was proposed for reelection by the Nominating and Governance Committee for consideration by the Board and proposal to the Shareowners.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

BENJAMIN S. CARSON, SR. Dr. Carson, age 55, has served as a Kellogg Director since 1997. He is Professor and Director of Pediatric Neurosurgery, The Johns Hopkins Medical Institutions, a position he has held since 1984, as well as Professor of Oncology, Plastic Surgery, Pediatrics and Neurosurgery at The Johns Hopkins Medical Institutions. Dr. Carson is also a director of Costco Wholesale Corporation.

GORDON GUND. Mr. Gund, age 67, has served as a Kellogg Director since 1986. He is Chairman and Chief Executive Officer of Gund Investment Corporation, which manages diversified investment activities. He is also a director of Corning Incorporated.

DOROTHY A. JOHNSON. Ms. Johnson, age 66, has served as a Kellogg Director since 1998. Ms. Johnson is President of the Ahlburg Company, a philanthropic consulting agency, a position she has held since February 2000, and President Emeritus of the Council of Michigan Foundations, which she led as President and Chief Executive Officer from 1975 to 2000 and is on the Board of Directors of the Corporation for National and Community Service and AAA Michigan. She has been a member of the Board of Trustees of the W. K. Kellogg Foundation since 1980.

ANN MCLAUGHLIN KOROLOGOS. Ms. McLaughlin Korologos, age 65, has served as a Kellogg Director since 1989. She is currently Chairman, RAND Board of Trustees, Chairman Emeritus of The Aspen Institute, a nonprofit organization, and is a former U.S. Secretary of Labor. She is also a director of AMR Corporation (and its subsidiary, American Airlines), Host Hotels & Resorts, Inc. and Harman International Industries, Inc.

Continuing Directors to Serve Until the 2009 Annual Meeting

JOHN T. DILLON. Mr. Dillon, age 68, has served as a Kellogg Director since 2000. He is Vice Chairman of Evercore Capital Partners and a Senior Managing Director of that firm’s investment activities and private equity business. He retired in October 2003 as Chairman of the Board and Chief Executive Officer of International Paper Company, a position he held since 1996, and retired as Chairman of the Business Roundtable in June 2003. He is a director of the following public companies: Caterpillar Inc. and E. I. du Pont de Nemours and Company. He is also a director of the following privately-held companies: Vertis, Inc. and Specialty Products & Insulation Co.

JAMES M. JENNESS. Mr. Jenness, age 60, has been Kellogg Chairman since February 2005 and has served as a Kellogg Director since 2000. He was Kellogg’s Chief Executive Officer from February 2005 through December 30, 2006, and Chief Executive Officer of Integrated Merchandising Systems, LLC, a leader in outsource management of retail promotion and branded merchandising, from 1997 to December 2004. Before joining Integrated Merchandising Systems, Mr. Jenness served as Vice Chairman and Chief Operating Officer of the Leo Burnett Company from 1996 to 1997 and, before that, as Global Vice Chairman North America and Latin America from 1993 to 1996. He has also been a trustee of the W. K. Kellogg Foundation Trust since 2005. He is also a director of Kimberly-Clark Corporation.

L. DANIEL JORNDT. Mr. Jorndt, age 65, has served as a Kellogg Director since 2002. Mr. Jorndt retired in January 2003 as a director of Walgreen Co. and from his position as Chairman of the Board of Walgreen Co. He had been Chairman of the Board since 1999, was Chief Executive Officer from 1998 to 2002 and was Chief Operating Officer and President from 1990 to 1999. He is also a director of The Investment Company of America.

Continuing Directors to Serve Until the 2008 Annual Meeting

CLAUDIO X. GONZALEZ. Mr. Gonzalez, age 72, has served as a Kellogg Director since 1990. He has been Chairman of the Board and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V., a producer of consumer disposable tissue products. He is a director of the following public companies: Kimberly-Clark Corporation, General Electric Company, The Home Depot, Inc., The Investment Company of America, Grupo Televisa, America Movil and The Mexico Fund. He is also a director of the following privately-held companies: Grupo ALFA, Grupo Mexico and Grupo Carso.

A. D. DAVID MACKAY. Mr. Mackay, age 51, has served as a Kellogg Director since February 2005. On December 31, 2006, he assumed the role of Kellogg’s President and Chief Executive Officer after having served as Kellogg’s President and Chief Operating Officer since September 2003. Mr. Mackay joined Kellogg Australia in 1985 and held several positions with Kellogg USA, Kellogg Australia and Kellogg New Zealand before leaving Kellogg in 1992. He rejoined Kellogg Australia in 1998 as managing director and was appointed managing director of Kellogg United Kingdom and Republic of Ireland later in 1998. He was named Senior Vice President and President, Kellogg USA in July 2000, Executive Vice President in November 2000 and President and Chief Operating Officer in September 2003. He is also a director of Fortune Brands, Inc.

STERLING K. SPEIRN. Mr. Speirn, age 59, has served as a Kellogg Director since March 1, 2007. He is President and Chief Executive Officer of the W. K. Kellogg Foundation. He is also a trustee of the W. K. Kellogg Foundation Trust. Prior to joining the W. K. Kellogg Foundation in January 2006, he was President of Peninsula Community Foundation from November 1992 to the end of 2005 and served as a director of the Center for Venture Philanthropy, which he co-founded in 1999.

JOHN L. ZABRISKIE. Dr. Zabriskie, age 67, has served as a Kellogg Director since 1995. He is also co-founder and Director of PureTech Ventures, LLC, a firm that co-founds life science companies. In 2001, he became Chairman of the Board of Directors of MacroChem Corporation. In 1999, he retired as Chief Executive Officer of NEN Life Science Products, Inc., a position he had held since 1997. From November 1995 to January 1997, Dr. Zabriskie served as President and Chief Executive Officer of Pharmacia & Upjohn, Inc. Dr. Zabriskie is a director of the following public companies: Array Biopharma, Inc. and MacroChem Corporation. He is also a director of the following privately-held companies: Protein Forest, Inc., Puretech Ventures, L.L.C., ARCA Discovery and Cellicon Biotechnologies.

2006 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

Only non-employee Directors receive compensation for their services as Directors. Kellogg’s 2006 compensation package for non-employee Directors was comprised of cash (annual retainers and committee meeting fees), stock awards and stock option grants. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our Shareowners and positioned to approximate the median of our peer group. Refer to “Compensation Discussion and Analysis — Our Compensation Methodology” for a description of the companies that make up our peer group. The Nominating and Governance Committee generally reviews our non-employee Director compensation program on an annual basis with Towers Perrin, the independent compensation consultant, including the competitiveness and appropriateness of the program. Although the Nominating and Corporate Governance Committee conducts this review on an annual basis, its general practice is to consider adjustments to Director compensation every other year.

Our compensation package is also designed to create alignment between our Directors and our Shareowners through the use of equity-based grants. In 2006, approximately 55% of non-employee Director pay was in equity and approximately 45% in cash (prior to elective deferrals by the Directors). Actual annual pay varies among Directors based on Board committee memberships, committee chair responsibilities and meetings attended.

2006 compensation for non-employee Directors consisted of the following:

Type of Compensation	Amount

Annual Cash Retainer(1)	$70,000
Annual Stock Options Retainer	5,000 shares
Annual Stock Awards Retainer	1,700 shares
Annual Retainer for Committee Chair:
Audit and Compensation Committees	$10,000
All Other Committees	$5,000
Board or Committee Attendance Fee (per meeting attended):
Board Meeting Fee	$0
Audit Committee Meeting Fee	$2,000
All Other Committee Meetings(2)	$1,500

(1)	The annual cash retainer is paid in quarterly installments.

(2)	No fee is payable for Executive Committee meetings held on the same day as a regular Board meeting.

Stock Option Awards.  Stock option grants (1) are made each year on January 31 or the next business day, (2) are exercisable six months after the date of grant, (3) have a ten-year term and (4) are granted with exercise prices equal to the average of the high and low trading prices of our stock on the date of grant. Prior to 2004, we granted “original” options with an accelerated ownership feature (“AOF”). Under the terms of the original option grant, a new option, or “AOF option,” is generally received when Kellogg stock is used to pay the exercise price of a stock option and related taxes. The holder of the option receives an AOF option for the number of shares so used. For AOF options, the expiration date is the same as the original option and the option exercise price is the fair market value of Kellogg’s stock on the date the AOF option is granted. To better align with peer group compensation practices, the Compensation Committee discontinued the use of the accelerated ownership feature in all new option grants to Directors and employees after 2003 and effective in 2007, changed the AOF feature so that AOF options may only be received once each calendar year.

Stock Awards.  Stock awards are granted each May 1 or the next business day and are automatically deferred pursuant to the Kellogg Company Grantor Trust for Non-Employee Directors. Under the terms of the Grantor Trust, shares are available to a Director only upon termination of service on the Board.

Business Expenses.  The Directors are reimbursed for their business expenses related to their attendance at Kellogg meetings, including room, meals and transportation to and from board and committee meetings. On rare occasions, a Director’s spouse accompanies a Director when traveling on Kellogg business. At times, a Director travels to and from Kellogg meetings on Kellogg corporate aircraft. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.

Director and Officer Liability Insurance and Travel Accident Insurance.  Director and officer liability insurance individually insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Kellogg’s D&O insurance policy does not break out the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on Kellogg corporate aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellogg corporate aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.

Elective Deferral Program.  Non-employee Directors may each year irrevocably elect to defer, under the Deferred Compensation Plan for Non-Employee Directors, all or a portion of their board annual cash retainer, committee Chair annual retainers and committee meeting fees payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating Director. A participant’s account balance is paid in cash or stock, at the election of the Director, upon termination of service as a Director. The balance is paid in a lump sum or over a period from one to ten years at the election of the Director and the unpaid account balance accrues interest annually at the prime rate in effect when the termination of service occurred.

Minimum Stock Ownership Requirement.  All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 30, 2006, all of the non-employee Directors satisfied this requirement by holding Kellogg common stock or units equivalent in value to at least $350,000 (i.e., five times the $70,000 annual cash retainer).

Kellogg Matching Grant Program.  Directors are eligible to participate in our Corporate Citizenship Fund Matching Grant Program, which is also available to all of our active, full-time U.S. employees. Under this program, our Corporate Citizenship Fund matches 100 percent of donations made to eligible organizations up to a maximum of $10,000 per calendar year for each individual. These limits apply to both employees and Directors.

Discontinued Programs.  Prior to December 1995, we had a Director’s Charitable Awards Program pursuant to which each Director could name up to four organizations to which Kellogg would contribute an aggregate of $1 million upon the death of the Director. In 1995, the Board discontinued this program for Directors first elected after December 1995. In 2006, the following current Directors, who were first elected to the Board in 1995 or earlier, continued to be eligible to participate in this program: Mr. Gonzalez, Mr. Gund, Ms. McLaughlin Korologos and Dr. Zabriskie. We funded the cost of this program for three out of the four eligible Directors through the purchase of insurance policies prior to 2006. We will have to make cash payments in the future under this program if insurance proceeds are not available at the time of the Director’s death. There were no cash payments made in 2006 with respect to this program; however, in 2006, we recognized nonpension postretirement benefits expense associated with this obligation as follows: Mr. Gonzalez — $27,159, Mr. Gund — $22,748, Ms. McLaughlin Korologos — $16,819 and Dr. Zabriskie — $23,495. These benefits are not reflected in the Non-Employee Directors’ Compensation Table.

NON-EMPLOYEE DIRECTORS’ COMPENSATION TABLE

					Change in
					Pension Value
				Non-equity	and Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)(6)	($)

B. S. Carson Sr.	85,500	78,617	34,513			0	198,630
J. T. Dillon	94,500	78,617	34,513			5,500	213,130
C. X. Gonzalez	89,500	78,617	34,513			0	202,630
G. Gund	94,500	78,617	155,469			10,000	338,586
D. A. Johnson	80,500	78,617	34,513	Not Applicable		10,000	203,630
L. D. Jorndt	91,000	78,617	34,513			9,277	213,407
A. M. Korologos	89,500	78,617	34,513			6,000	208,630
W. D. Perez(7)	90,000	78,617	105,646			10,000	284,263
W. C. Richardson(8)	91,500	78,617	34,513			10,000	214,630
J. L. Zabriskie	105,500	78,617	34,513			0	218,630

(1)	The aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual board and committee chair retainer fees, and committee meeting fees, in each case before deferrals.

(2)	Value of the annual grant of 1,700 deferred shares of common stock, which are placed in the Kellogg Company Grantor Trust for Non-Employee Directors. Under the terms of the Grantor Trust, shares are available to a Director only upon termination of service on the Board. The value reflects the compensation expense recognized by Kellogg during 2006 under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)). The compensation expense reflected in the table above is the same as the grant-date fair value pursuant to SFAS No. 123(R) because all of the stock awards vested during 2006. Refer to Notes 1 and 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2006, for a discussion of the relevant assumptions used in calculating the compensation expense and grant-date fair value pursuant to SFAS No. 123(R). The recognized compensation expense and grant-date fair value of the stock-based awards for financial reporting purposes will likely vary from the actual amount the Director ultimately receives based on a number of factors. These factors include our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of vesting. As of December 30, 2006, none of our Directors was deemed to have outstanding restricted stock awards, because all of those awards vested earlier in the year (or in prior years). The number of shares of restricted stock held by each of our Directors is shown under “Officer and Director Stock Ownership” on page 4 of this proxy statement.

(3)	Value of the annual grant of options to purchase 5,000 shares of common stock (options have a ten-year term and generally become exercisable six months after grant) plus the value of any AOF options received by the Director. The value reflects the compensation expense recognized by Kellogg during 2006 under SFAS No. 123(R). The compensation expense reflected in the table above is the same as the grant-date fair value pursuant to SFAS No. 123(R) because all of the option awards vested during 2006. Refer to Notes 1 and 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2006, for a discussion of the relevant assumptions used in calculating the recognized compensation expense and grant-date fair value pursuant to SFAS No. 123(R). The recognized compensation expense and grant-date fair value of the stock option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the Director based on a number of factors. These factors include our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise. As of December 30, 2006, the following Directors had the following stock options outstanding: B. S. Carson, Sr. 35,000 options; J. T. Dillon 33,750 options; C. X. Gonzalez 29,999 options; G. Gund 26,376 options; D. A. Johnson 29,715 options; L. D. Jorndt 19,270 options; A. M. Korologos 35,000 options; W. D. Perez 26,337 options; W. C. Richardson 35,000 options; and J. L. Zabriskie 31,800 options. The number of stock options held by our non-employee Directors is a function of years of Board service and their decisions as to the timing of exercise of vested awards.

The table below presents the recognized compensation expense separately for regular options and AOF options received by our non-employee Directors in 2006:

	Regular	AOF
	Options	Options
	($)	($)	Total

B. S. Carson, Sr.	34,513		34,513

J. T. Dillon	34,513		34,513

C. X. Gonzalez	34,513		34,513

G. Gund	34,513	120,956	155,469

D. A. Johnson	34,513		34,513

L. D. Jorndt	34,513		34,513

A. M. Korologos	34,513		34,513

W. D. Perez	34,513	71,133	105,646

W. C. Richardson	34,513		34,513

J. L. Zabriskie	34,513		34,513

(4)	Kellogg does not have a non-equity incentive plan for non-employee Directors.

(5)	Kellogg does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.

(6)	Represents charitable matching contributions made under our Corporate Citizenship Fund Matching Grant Program.

(7)	Mr. Perez resigned as a Director on November 14, 2006, in connection with being named president and chief executive officer of Wm. Wrigley Jr. Company.

(8)	Dr. Richardson retired as a Director on February 16, 2007. He was a trustee of the Kellogg Trust until his retirement on January 31, 2007. Mr. Speirn, who was elected to the Board effective March 1, 2007 to fill the vacancy created by Dr. Richardson’s retirement, did not receive any Director compensation in 2006.

COMPENSATION DISCUSSION AND ANALYSIS

We are generally required to provide information regarding the compensation program in place for our CEO, CFO and the three other most highly-compensated executive officers. For continuity purposes, we have also elected to include information concerning an additional executive officer in this proxy statement. The SEC rules required us to include information about this individual in our proxy statement last year, and we expect that the rules will require us to include information about him in our proxy statement next year. In this proxy statement, we refer to our CEO, CFO and the other four most highly-compensated executive officers as our “Named Executive Officers” or “NEOs.” This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide. This section should be read in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 27 of this proxy statement.

Overview of Kellogg Company.  We are the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit snacks, frozen waffles and veggie foods. Kellogg products are manufactured and marketed globally.

We manage our company for sustainable performance defined by our long-term annual growth targets. During the periods presented in our Annual Report on Form 10-K for the year ended December 30, 2006, these targets were low single-digit for internal net sales, mid single-digit for internal operating profit and high single-digit for net earnings per share. In combination with an attractive dividend yield, we believe this profitable growth has and will continue to provide a strong total return to our Shareowners. We plan to continue to achieve this sustainability through a strategy focused on growing our cereal business, expanding our snacks business, and pursuing selected growth opportunities. We support our business strategy with operating principles that emphasize profit-rich, sustainable sales growth, as well as cash flow and return on invested capital. We believe our steady earnings growth, strong cash flow and continued investment during a multi-year period of significant commodity and energy-driven cost inflation demonstrates the strength and flexibility of our business model.

Our Compensation Philosophy and Principles.  We operate in a competitive and challenging industry, both domestically and internationally. We believe that our executive compensation program for the CEO, CFO and other NEOs should be designed to provide a competitive level of total compensation necessary to attract and retain talented and experienced executives and motivate them to contribute to Kellogg’s short- and long-term success and strong total return to our Shareowners. Consistent with our business strategy discussed above, our executive compensation program is driven by the following principles:

1.	Overall Objectives. Compensation should be competitive with the organizations with which we compete for talent, and should reward performance and contribution to Kellogg objectives.

2.	Pay for Performance. As employees assume greater responsibility, a larger portion of their total compensation should be “at risk” incentive compensation (both annual and long-term), subject to corporate, business unit and individual performance measures.

3.	Long-Term Focus. Consistent, long-term performance is expected. Performance standards are established to drive long-term sustainable growth.

4.	Shareowner Alignment. Equity-based incentives are an effective method of facilitating an ownership culture and further aligning the interests of executives with those of our Shareowners. For example, about 70% of the 2006 target compensation (salary, annual incentives and long-term incentives) for Mr. Jenness, our CEO during 2006, was comprised of equity-based incentives.

5.	Values-Based. The compensation program encourages both desired results as well as the right behaviors. In other words, our compensation is linked to “how” we achieve as well as “what” we achieve. The shared behaviors that Kellogg believes are essential to achieving long-term growth in sales and profits and increased value for Shareowners (what we call our “K Values”) are:

•	Being passionate about our business, our brands and our food;

•	Having the humility and hunger to learn;

•	Striving for simplicity;

•	Acting with integrity and respect;

•	Being accountable for our actions and results; and

•	Recognizing success.

Our Compensation Methodology.  The Compensation Committee of the Board is responsible for administering the compensation program for executive officers and certain other senior management of Kellogg. The Board has determined that each member of the Compensation Committee meets the definition of independence under Kellogg’s corporate governance guidelines and further qualifies as a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. None of the members of the Compensation Committee are current or former employees of Kellogg nor are any members eligible to participate in any of Kellogg’s executive compensation programs. Additionally, the Compensation Committee operates in a manner designed to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code. Refer to “Board and Committee Membership” beginning on page 9 for additional information about the Compensation Committee and its members.

To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant — Towers Perrin. The consultant reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee and the Board, Towers Perrin does not provide any consulting services to Kellogg or its executive officers.

Each year, Towers Perrin presents the Compensation Committee with peer group benchmarking data and information about other relevant market practices and trends, and makes recommendations to the Compensation Committee regarding target levels for various elements of total compensation for senior executives, which the Compensation Committee reviews and considers in its deliberations. The CEO makes recommendations to the Compensation Committee regarding the compensation package for each of the NEOs (other than himself). Based on its review of the peer group information, individual performance (taking into account input from the CEO), input from the compensation consultant and other factors, the Compensation Committee makes recommendations to the Board regarding the compensation for the CEO and the other NEOs. The independent members of the Board, meeting in executive session, determine the compensation of the CEO. The full Board determines the compensation of the other NEOs (unless an NEO is also a Director, in which case he abstains from the determination of his own compensation).

To ensure that our executive officer compensation is competitive in the marketplace, we benchmark ourselves against a comparator group (our “compensation peer group”). Our peer group is comprised of the following branded consumer products companies:

Anheuser-Busch Cos., Inc.	General Mills, Inc.	Kraft Foods Inc.
Campbell Soup Co.	H.J. Heinz Co.	PepsiCo Inc.
Clorox Co.	The Hershey Co.	The Procter & Gamble Co.
The Coca-Cola Co.	Johnson & Johnson	Sara Lee Corporation
Colgate-Palmolive Co.	Kimberly-Clark Corporation	Wm. Wrigley Jr. Co.
ConAgra Foods, Inc.

We believe that our peer group is representative of the market in which we compete for talent. The size of the group has been established so as to provide sufficient benchmarking data across the range of senior positions in Kellogg. Our peer group companies were chosen because of their leadership positions in branded consumer products and their general relevance to Kellogg. The quality of these organizations has allowed Kellogg to maintain a high level of continuity in the peer group over many years, providing a consistent measure for benchmarking compensation. The Compensation Committee periodically reviews the peer group to confirm that it continues to be an appropriate benchmark for Kellogg.

All components of our executive compensation package are targeted at the 50th percentile of our peer group. Actual pay will vary above or below the 50th percentile in line with Kellogg’s performance relative to the performance of peer companies in the food and beverage group (our “performance peer group”). The performance peer group consists of the nine food companies in the broader compensation peer group (Campbell Soup Co., ConAgra Foods, Inc., General Mills, Inc., H.J. Heinz Co., The Hershey Co., Kraft Foods, Inc., PepsiCo Inc., Sara Lee Corporation and Wm. Wrigley Jr. Co.), plus Unilever N.V. and Nestlé S.A. The performance peer companies were chosen because they compete with us in the consumer marketplace and/or face similar business dynamics and challenges.

The Compensation Committee annually reviews executive pay tallies for NEOs (detailing the executives’ annual pay — target and actual — and total accumulated wealth under various performance and employment scenarios) and peer group practices and performance (actual and projected) to help ensure that the design of our program is consistent with our compensation philosophy and that the amount of compensation is within appropriate competitive parameters. Based on this review, the Compensation Committee has concluded that the total compensation of each NEO (and, in the case of the severance and change-in-control scenarios, potential payouts) is appropriate and reasonable.

Elements of Our Compensation Program.  Our executive officer compensation package includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for executive officers is comprised of base salary plus annual incentives. Long-term incentives currently consist of stock option grants and a three-year long-term performance plan.

Total Compensation.  The target for total compensation (salary, annual incentives, long-term incentives and benefits), by element and in the aggregate, is the 50th percentile of our compensation peer group. Compensation peer group practices are analyzed annually for salary, target annual incentives and target long-term incentives, and periodically for other pay elements. In setting the total compensation of each executive, the Compensation Committee also considers individual performance, experience in the role and contribution to achieving Kellogg’s business strategy. In 2006, Kellogg ranked in the top quartile of its performance peer group.

The basic construct of the primary elements of our 2006 executive officer pay package is outlined below.

Element	Purpose	Characteristics
Base Salaries	Compensate executives for their level of responsibility and sustained individual performance. Also helps attract and retain strong talent.	Fixed component; eligibility for annual merit increases based on sustained individual performance.
Annual Incentives	Promote the achievement of Kellogg’s annual corporate and business unit financial goals, as well as individual goals.	Performance-based cash opportunity; amount earned will vary relative to the targeted level (peer group 50th percentile) based on company, business unit and individual results.
Long-Term Incentives	Promote the achievement of (a) Kellogg’s long-term corporate financial goals through the Executive Performance Plan and (b) stock price appreciation through stock options.	Performance-based equity opportunity; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.
Retirement Plans	Provide an appropriate level of replacement income upon retirement. Also provide an incentive for a long-term career with Kellogg, which is a key objective.	Fixed component; however, retirement contributions tied to pay will vary based on performance.
Post-Termination Compensation	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated as specified in the arrangements (amount of severance benefits varies by level in the organization).

In setting total compensation, we apply a consistent approach for all executive officers. The Compensation Committee also exercises appropriate business judgment in how it applies the standard approaches to the facts and circumstances associated with each executive. Additional detail about each pay element is presented below.

Base Salaries.  Data on salaries paid to comparable positions in our peer group are gathered and reported to the Compensation Committee by the independent compensation consultant each year. The Compensation Committee, after receiving input from the compensation consultant, recommends to the Board for its consideration and approval the salaries for the CEO, CFO and other NEOs. The CEO provides input for the salaries for the CFO and other NEOs. The Compensation Committee generally seeks to establish base salaries for the CEO, CFO and other NEOs at the 50th percentile of our compensation peer group, which is the targeted market position to facilitate our attraction and retention of executive talent. In 2006, the salaries of each NEO approximated, on average, the compensation peer group median.

By policy, we require any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred under our Executive Deferral Program. This policy ensures that all base salary will be deductible under Section 162(m) of the Internal Revenue Code. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of Kellogg’s common stock. The units are payable in cash upon the executive’s termination from employment. Only Mr. Jenness was affected by this policy in 2006, and during that period, he deferred $94,714 of his salary.

Annual Incentives.  Annual incentive awards to the CEO, CFO and NEOs are paid under the terms of the Kellogg Senior Executive Annual Incentive Plan (“AIP”), which is administered by the Compensation Committee. The total of all annual incentives granted in any one year under the AIP may not exceed 1% of our annual net income, as defined in the plan.

Annual incentive awards for the CEO, CFO and other NEOs are intended to promote the achievement of Kellogg’s annual corporate and business unit financial goals, as well as individual goals. Each year the Compensation Committee reviews (1) our performance during the prior year and (2) our performance objectives for the upcoming year. The Compensation Committee also considers the actual and projected performance of our performance peer group. The Compensation Committee uses this information when considering recommendations from management relating to performance goals for the upcoming year. The target performance goals are generally set at the median of the performance peer group. Consequently, actual performance above the median would result in incentive payments above the target level, with payments at the maximum level being made for performance in the top quartile of the performance peer group. Conversely, performance below the median would generally result in incentive payments below the target level, with no payment being made for performance below a minimum threshold (generally set in the bottom quartile). The Compensation Committee believes that this approach leads to realistic and reasonable, but challenging, targets which drive sustainable growth.

The annual incentive opportunities are established as a percentage of an executive’s base salary and are targeted at the 50th percentile of the compensation peer group. Actual AIP payments each year can range from 0% to 200% of the target opportunity, based on corporate, business unit and individual performance factors given the functions of the particular executive. In 2006, Kellogg ranked in the first (top) or second quartile of its performance peer group with respect to each of the metrics for the 2006 AIP. The chart below includes information about 2006 AIP opportunities and actual payout:

					2006 AIP Payout
	AIP Target		AIP Maximum		(paid in March 2007)
	% of Base		% of AIP		% of AIP
	Salary(1)	Amount($)	Target	Amount($)	Target	Amount($)(2)

J. M. Jenness	130%	1,460,550	200%	2,921,100	170%	2,482,900
J. M. Boromisa	75%	358,650	200%	717,300	138%	494,900
A. D. D. Mackay	105%	952,350	200%	1,904,700	165%	1,571,400
A. F. Harris	75%	453,750	200%	907,500	163%	739,000
J. W. Montie	85%	514,250	200%	1,028,500	148%	761,100
J. A. Bryant	75%	427,500	200%	855,000	163%	697,000

(1)	For AIP purposes, incentive opportunities are based on executives’ salary levels at December 30. Annual salary increases become effective in April of each year.

(2)	This amount is calculated by multiplying the executive’s annualized base salary by (a) his AIP Target percentage as shown in the first column of the table and (b) the percentage of the AIP Target achieved as shown in the fifth column of the table. For example, Mr. Mackay’s amount is calculated by multiplying his annualized base salary of $907,000 by (a) 105% and (b) 165%.

The financial metrics for the 2006 AIP were based on internal operating profit, internal net sales and cash flow. The Compensation Committee and management believe that the metrics for the 2006 AIP — which are consistent with the metrics used for the AIPs in the last several years — align well with our strategy of attaining sustainable growth. In 2006, Kellogg ranked in the first (top) or second quartile of its performance peer group with respect to each of the three measures. The Compensation Committee has the discretion to make adjustments to performance goals and award opportunities to mitigate the unbudgeted impact of unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the performance goals or award opportunities were established. With respect to the 2006 AIP, the Compensation Committee made adjustments to mitigate the impact of certain items of this nature.

We did not pay any bonuses outside of our AIP to our NEOs in 2006.

Long-Term Incentives.  General.  Long-term incentive awards for the CEO, CFO and other NEOs are granted in order to promote achieving Kellogg’s long-term corporate financial goals and stock price appreciation. Each year, the

Compensation Committee reviews and makes recommendations to the Board as to the long-term incentive awards for each of the NEOs. In determining the total value of the long-term incentive opportunity for each executive, the Compensation Committee reviews the peer group data presented by its compensation consultant on a position-by-position basis. Kellogg’s long-term compensation program has consisted of a mix of stock options and performance-based stock awards, which the Compensation Committee evaluates each year.

Long-term incentives are provided to Kellogg’s executives under the 2003 Long-Term Incentive Plan, or “LTIP” (the LTIP was approved by Shareowners). The LTIP permits grants of stock options, stock appreciation rights, restricted shares and performance shares and units. The plan is intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code as performance-based pay (resulting in paid awards being tax deductible to Kellogg).

All of the 2006 long-term incentive opportunity was provided through equity-based awards, which the Compensation Committee believes best achieves the compensation principles for the program. For 2006, the Compensation Committee determined that the NEOs would receive 70% of their total long-term incentive opportunity in stock options and the remaining 30% in performance shares (granted under the Executive Performance Plan as discussed below). This award mix was set based on consideration of the compensation principles, as well as peer group practices and cost implications. The total amount of long-term incentives (based on the grant date expected value) is generally targeted at the 50th percentile of the peer group.

Stock Options.  The Compensation Committee uses annual grants of stock options to deliver competitive compensation that recognizes executives for their contributions to Kellogg and aligns executives with Shareowners in focusing on long-term growth and stock performance. Stock options are granted annually based on pre-established grant guidelines calibrated to competitive standards and approved by the Compensation Committee under the LTIP with exercise prices equal to the average of the high and low trading prices of our stock on the date of grant. Beginning in 2007, the exercise price of our options will be set at the closing trading price on the date of grant. Our options have a ten-year term. These options provide value to the executive only if Kellogg’s stock price increases after the grants are made.

A wide range of employees participate in Kellogg’s LTIP. After considering recommendations from the independent compensation consultant and management, on February 16, 2006, the Compensation Committee recommended to the Board an overall stock option pool for approximately 2,500 employees, as well as individual option grants to executives. On February 17, 2006, the Board reviewed and approved the overall pool and the individual option grants to executives. Awards of options below the executive level are made by managers in accordance with authority delegated by the Board, subject to various internal guidelines and controls.

These options vest and become exercisable in two equal annual installments, with 50% vesting on February 17, 2007 (the first anniversary of the grant date), and the other 50% vesting on February 17, 2008 (the second anniversary of the grant date). The per-share exercise price for the stock options is $44.46, the average of the high and low trading prices of Kellogg common stock on the date of the grant. The stock options expire on February 16, 2016. Approximately 81% of the stock options covered by the February 17, 2006 grant were made to employees other than the NEOs. Individual awards vary from target based on the individual’s performance, ability to impact financial performance and future potential.

EPP.  The Executive Performance Plan (“EPP”), which is part of the LTIP, is a stock-based, pay-for-performance, multi-year incentive plan intended to focus senior management on achieving critical multi-year operational goals that are designed to increase Shareowner value, such as cash flow, internal net sales growth and gross margin improvement. The Compensation Committee seeks to set performance goals that lead to realistic, yet challenging targets which drive sustainable growth. About 100 of our most senior employees are participating in the EPP covering fiscal years 2006 through 2008, including the NEOs. Performance is generally measured on a cumulative basis over the three-year performance period based on target levels set at the start of the period. The final award under outstanding EPPs, if any, would be paid in Kellogg common stock.

The incentive targets for individuals participating in EPP’s are based on market-competitive data and are established at the start of the performance cycle. Under the 2006 EPP, each individual’s target was set at 30% of his or her total long-term incentive opportunity. Participants in the EPP have the opportunity to earn between 0% and 200% of their EPP target.

The 2006-2008 EPP cycle began on January 1, 2006 and concludes on January 3, 2009. The 2006-2008 awards are based on compound annual growth in internal net sales (adjusted for changes in foreign currency values, certain acquisitions and divestitures and sales days). The 2006-2008 EPP emphasizes the importance of top line growth, which the Compensation Committee and management believe is one of the key drivers of Shareowner value.

Dividends are not paid on unvested EPP awards. The 2006-2008 EPP award opportunities, presented in number of potential shares earned, are included in the Grant of Plan-Based Awards Table on page 31 of this proxy statement.

Restricted Stock.  In addition, we award restricted shares from time to time to selected executives and employees based on consideration of performance and other factors (e.g., to facilitate recruitment and retention). In 2006, one of our NEOs received a restricted stock award for retention purposes.

Post-Termination Compensation.  The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. The type and amount of payments vary by executive level and the nature of the termination. These severance benefits, which are competitive with the compensation peer group and general industry practices, are payable if and only if the executive’s employment terminates as specified in the applicable plan document or employment agreement. For more information, please refer to “Potential Post-Employment Payments,” which begins on page 44 of this proxy statement.

Retirement Plans.  The NEOs participate in the full range of benefits and are covered by the same plans (with exceptions noted) on the same terms as provided to all U.S. salaried employees. The plans are designed to provide an appropriate level of replacement income upon retirement. Kellogg targets its overall benefits to be competitive with median levels at leading consumer products companies (a group which is somewhat broader than the compensation peer group used for pay comparisons). These benefits consist of:

•	annual accruals under our pension plans; and

•	deferrals by the executive of salary and annual incentives, and matching contributions by us, under our savings and investment plans.

Both our pension program and our savings and investment program include supplemental plans for our executives, which allow us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to these plans as “restoration plans” because they restore benefits that would otherwise be available under the plans in which all of our U.S. salaried employees are eligible to participate. These plans use the same benefit formulas as our broad-based IRS qualified plans, and use the same types of compensation to determine benefit amounts.

Amounts earned under long-term incentive programs such as EPP, gains from stock options and awards of restricted stock are not included when determining retirement benefits for any employee (including executives). We do not pay above-market interest rates on amounts deferred under our savings and investment plans.

The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, and thus an individual’s performance over time will influence the level of his or her retirement benefits. The amount of Kellogg contributions to our retirement plans is included in the Summary Compensation Table. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 39 of this proxy statement.

Perquisites.  The Compensation Committee believes that it has taken a conservative approach to perquisites relative to other companies in the compensation peer group. For example, Kellogg does not provide company cars or club memberships to the NEOs. Pursuant to a policy adopted by the Board, our CEO is generally required, when practical, to use company aircraft for personal travel for security reasons. Personal use of company aircraft by other NEOs is infrequent. Kellogg does not provide tax gross-ups on perquisites. The Summary Compensation Table beginning on page 27 of this proxy statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.

Employee Stock Purchase Plan.  We have a tax-qualified employee stock purchase plan, which is made available to all U.S. employees (including executive officers), which allows participants to acquire Kellogg stock at a discount price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allows participants to buy Kellogg stock at a 15% discount to the market price with up to 10% of their base salary (subject to IRS limits). Under applicable tax law, no plan participant may purchase more than $25,000 in market value (based on the market value of Kellogg stock on the last trading day prior to the beginning of the enrollment period for each subscription period) of Kellogg stock in any calendar year. Although this benefit is generally available to all U.S. employees, we have included the compensation expense of any discounted stock purchased by our NEOs in the Summary Compensation Table.

Executive Compensation Policies.  Executive Stock Ownership Guidelines.  In order to preserve the linkage between the interests of senior executives and those of Shareowners, senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP awards), participating in the Employee Stock Purchase Plan and purchasing stock in the open market. The current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	5x annual base salary
Global Leadership Team members (includes other NEOs)	3x annual base salary
Other senior executives	2x annual base salary

These executives have five years from the date they first become subject to a particular level of the guidelines to meet them. As of December 30, 2006, all of our NEOs met the guidelines (other than Mr. Jenness, who had served in the CEO position for approximately two years and was on track to meet his ownership guideline), and all of our other senior executives met or were on track to meet their ownership guideline. The Compensation Committee reviews compliance with the guidelines on an annual basis. Executives who are not in compliance with the guidelines may not sell stock without prior permission from our Chief Executive Officer, except for stock sales used to fund the payment of taxes and transaction costs incurred in connection with the exercise of options and the vesting of stock awards.

Practices Regarding the Grant of Equity Awards.  The Board has generally followed a practice of making all option grants to executive officers on a single date each year. Prior to the relevant Board meeting, the Compensation Committee reviews an overall stock option pool for all participating employees (approximately 2,500 in 2006) and recommendations for individual option grants to executives. Based on the recommendation from the Compensation Committee, the Board reviews and approves the overall pool and the individual option grants to executives.

The Board grants these annual awards at its regularly-scheduled meeting in mid-February. The February meeting usually occurs within 2 or 3 weeks following our final earnings release for the previous fiscal year. We believe that it is appropriate that annual awards be made at a time when material information regarding our performance for the preceding year has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. EPP Awards are granted at the same time as options.

While most of our option awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee and Board retain the discretion to make additional awards of options or restricted stock to executives at other times for recruiting or retention purposes. We do not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.

All option awards made to our NEOs, or any of our other employees or Directors, are made pursuant to our LTIP. As noted above, all options under the LTIP are granted with an exercise price equal to the average of the high and low trading prices of our stock on the date of grant. Beginning in 2007, the exercise price of our options will be set at the closing trading price on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. All grants to NEOs are made by the Board itself and not pursuant to delegated authority. Awards of options to employees below the executive level are made by our CEO, pursuant to authority delegated by the Board and subject to the Board-approved allocation.

Securities Trading Policy.  Our securities trading policy prohibits our directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of Kellogg’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.

Recoupment of Option Awards.  We maintain clawback provisions relating to stock option exercises. Under these clawback provisions, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive must repay to Kellogg any gains realized from such exercise (but reduced by any tax withholding or tax obligations).

Deductibility of Compensation and Other Related Issues.  Section 162 (m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to the company’s CEO and four other most highly compensated executive officers serving on the last day of the year. Based on the regulations issued by the Internal Revenue Service, we have taken the necessary actions to ensure the deductibility of payments under the AIP and with respect to stock options and performance shares granted under our plans, whenever possible. We intend to continue to take the necessary actions to maintain the deductibility of compensation resulting from these types of awards. In contrast, restricted stock granted under our plans generally does not qualify as “performance-based compensation” under Section 162(m). Therefore, the vesting of restricted stock in some cases will result in a loss of tax deductibility of compensation, including in the case of the CEO. We view preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. In specific instances we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of the company.

The Compensation Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellogg realizes a tax deduction upon the payment to/realization by the executive. As a result of the impact AOF options have on our overall non-cash compensation expense, the Compensation Committee discontinued the use of the AOF in all new option grants after 2003. In 2006, the Compensation Committee also changed the AOF feature so that AOF options may be received only once each calendar year. This change began in 2007 and should further reduce our non-cash compensation expense resulting from AOF options.

COMPENSATION COMMITTEE REPORT

As detailed in its charter, the Compensation Committee of the Board of Kellogg Company oversees Kellogg’s compensation program on behalf of the Board. In the performance of its oversight function, the Compensation Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Kellogg’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and Kellogg’s Proxy Statement to be filed in connection with Kellogg’s 2007 Annual Meeting of Shareowners, each of which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Dr. John L. Zabriskie, Chair
Mr. Claudio X. Gonzalez
Mr. Gordon Gund
Mr. L. Daniel Jorndt
Ms. Ann McLaughlin Korologos
Dr. William C. Richardson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following narrative, tables and footnotes describe the “total compensation” earned during 2006 by our NEOs. The total compensation presented below does not reflect the actual compensation received by our NEOs in 2006 or the target compensation of our NEOs in 2006. The actual value realized by our NEOs in 2006 from long-term incentives (options and restricted stock) is presented in the Option Exercises and Stock Vested Table on page 38 of this proxy statement. Target annual and long-term incentive awards for 2006 are presented in the Grants of Plan-Based Awards table on page 31 of this proxy statement.

The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary.  Base salary earned during 2006. Refer to “Compensation Discussion and Analysis — Elements of Our Compensation Program — Base Salaries.” Mr. Harris’ base salary was set pursuant to the terms of his employment agreement.

Bonus.  We did not award to our NEOs any annual non-performance-based cash incentives for 2006. The executives, however, earned an annual performance-based cash incentive under our AIP, as discussed below under “Non-Equity Incentive Plan Compensation.” Refer to “Compensation Discussion and Analysis — Elements of Our Compensation Program — Annual Incentives.”

Stock Awards.  The awards disclosed under the heading “Stock Awards” consist of (1) the 2005-2007 EPP awards granted in 2005 and, in the case of Mr. Mackay, an increase to his 2005-2007 EPP award resulting from him assuming the role of Chief Executive Officer, (2) the 2006-2008 EPP awards granted in 2006 and (3) restricted stock awards. The “Stock Awards” column also includes relatively small compensation expense adjustments relating to 2003-2005 EPP awards as a result of a true up made in 2006. The dollar amounts for the awards represent the grant-date fair value-based compensation expense recognized in 2006 under SFAS No. 123(R) for each NEO and as reported in our audited financial statements contained in Kellogg’s Annual Report on Form 10-K. Details about the EPP awards and restricted stock granted in 2006 are included in the Grant of Plan-Based Awards Table below. Refer to also “Compensation Discussion and Analysis — Elements of Our Compensation Program — Long-Term Incentives” for additional information. The recognized compensation expense of the stock awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the NEO based on a number of factors. The ultimate value of the award will depend on the number of shares earned and the price of our common stock on the vesting date.

Option Awards.  The awards disclosed under the heading “Option Awards” consist of annual option grants (each a “regular option”) and accelerated ownership feature (“AOF”) option grants (each an “AOF option”) granted in 2006 and in prior fiscal years (to the extent such awards remained unvested in whole or in part at the beginning of fiscal 2006). The dollar amounts for the awards represent the grant-date fair value-based compensation expense recognized in 2006 under SFAS No. 123(R) for each NEO and as reported in our audited financial statements contained in Kellogg’s Annual Report on Form 10-K. Details about the option awards made during 2006 are included in the Grant of Plan-Based Awards Table below. Refer to also “Compensation Discussion and Analysis — Elements of Our Compensation Program — Long-Term Incentives — Stock Options” for additional information. The recognized compensation expense of the option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

Prior to 2004, we granted “original” options with an accelerated ownership feature. Under the terms of the original option grant, a new option, or AOF option, is generally received when Kellogg stock is used to pay the exercise price of a stock option and related taxes. The holder of the option receives an AOF option for the number of shares so used. For AOF options, the expiration date is the same as the original option and the option exercise price is the fair market value of Kellogg’s stock on the date the AOF option is granted. To better align with peer group compensation practices, the Compensation Committee discontinued the use of the accelerated ownership feature in all new option grants after 2003 and, effective in 2007, changed all AOF options so that AOF options may only be exercised once each calendar year.

Non-Equity Incentive Plan Compensation.  The amount of Non-Equity Incentive Plan Compensation consists of the Kellogg Senior Executive Annual Incentive Plan (“AIP”) awards granted and earned in 2006. At the outset of 2006, the Compensation Committee granted AIP awards to the CEO, CFO and the other NEOs. Such awards are based on Kellogg’s performance during 2006 and were paid in March 2007. For information on these awards refer to “— Compensation Discussion and Analysis — Elements of Our Compensation Program — Annual Incentives.”

Change in Pension Value.  The amounts disclosed under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” solely represent the actuarial increase during 2006 in the pension value provided under the Pension Plans. Kellogg does not pay above-market or preferential rates on non-qualified deferred compensation for employees, including the NEOs. A detailed narrative and tabular discussion about our Pension Plans, as defined in the section described below, and non-qualified deferred compensation plans, our contributions to our Pension Plans and the estimated actuarial increase in the value of our Pension Plans are presented under the heading “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

SUMMARY COMPENSATION TABLE

It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2006. In addition, the SEC regulations and accounting rules require certain compensation expense reflected in the table to be recognized immediately if any of the NEOs were retirement eligible in 2006. Footnote 1 below describes the compensation for Mr. Jenness and Mr. Mackay had they not been considered retirement eligible.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position(2)	Year	($)	($)	($)(3)	($)(4)	($)	($)(5)	($)(6)	($)

James M. Jenness,	2006	1,103,720	0	3,066,356 (7)	5,985,117	2,482,900	1,453,000	257,773	14,348,866	(1)
Chairman and Chief Executive Officer
Jeffrey M. Boromisa,	2006	467,599	0	450,286	1,268,466	494,900	682,000	70,095	3,433,346
Senior Vice President and Chief Financial Officer
A. D. David Mackay,	2006	898,743	0	4,939,572	4,809,773	1,571,400	878,000	135,600	13,233,088	(1)
President and Chief Operating Officer
Alan F. Harris,	2006	618,272	0	666,039	2,451,524	739,000	136,000	85,897	4,696,732
Executive Vice President and Chief Marketing and Customer Officer
Jeffrey W. Montie,	2006	594,361	0	1,267,579	1,624,620	761,100	335,000	79,561	4,662,221
Executive Vice President and President, Kellogg North America
John A. Bryant,	2006	561,948	0	1,186,127	1,811,463	697,000	80,000	67,585	4,404,123
Executive Vice President and President, Kellogg International

(1)	If Mr. Jenness were not retirement eligible, his “Total Compensation” in 2006 would have been $9,994,331 (as opposed to $14,348,866 which appears in the table). This difference is a result of compensation expense for certain equity-based awards and pension benefits being recognized immediately when an employee is retirement eligible. Specifically, the amounts that would have been reflected in the table are as follows: (a) Stock Awards: $1,699,844 (as opposed to $3,066,356 in the table); (b) Option Awards: $4,036,094 (as opposed to $5,985,117 in the table); and (c) Change in Pension: $414,000 (as opposed to $1,453,000 in the table).

If Mr. Mackay were not considered retirement eligible, his “Total Compensation” in 2006 would have been $9,861,662 (as opposed to $13,233,088 which appears in the table). This difference is a result of compensation expense for certain equity-based awards being recognized immediately when an employee is considered retirement eligible. Specifically, the amounts that would have been reflected in the table are as follows: (a) Stock Awards: $2,336,357 (as opposed to $4,939,572 in the table); and (b) Option Awards: $4,041,562 (as opposed to $4,809,773 in the table).

(2)	On December 31, 2006, the following titles changed: (a) Mr. Jenness became our Chairman; (b) Mr. Boromisa became Senior Vice President, Kellogg Company, Executive Vice President, Kellogg International and President, Asia Pacific; (c) Mr. Mackay became our President and Chief Executive Officer; and (d) Mr. Bryant became Executive Vice President and Chief Financial Officer, Kellogg Company, and President, Kellogg International. On January 31, 2007, Mr. Harris ceased to be an active employee of Kellogg.

(3)	Reflects the compensation expense recognized in 2006 for stock awards under SFAS No. 123(R) for each NEO and as reported in our audited financial statements. Refer to Notes 1 and 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2006 for a discussion of the relevant assumptions used in calculating the compensation expense. The table below presents separately the compensation expense recognized in 2006 for our outstanding EPP awards and restricted stock awards:

	EPP	Restricted Stock	Total
	($)	($)	($)

J. M. Jenness(a)	2,733,024	333,332	3,066,356
J. M. Boromisa	450,286	0	450,286
A. D. D. Mackay(a)	4,939,572	0	4,939,572
A. F. Harris(a)	591,450	74,589	666,039
J. W. Montie	737,560	530,019	1,267,579
J. A. Bryant	653,712	532,415	1,186,127

(a)	Messrs. Jenness, Mackay and Harris are considered retirement eligible.

Prior to adoption of SFAS No. 123(R) on January 1, 2006, we generally recognized stock compensation expense over the stated vesting period of the award, with any unamortized expense recognized immediately if an acceleration event occurred (for example, retirement). SFAS No. 123(R) specifies that a stock-based award is considered vested for expense attribution purposes when the employee’s retention of the award is no longer contingent on providing subsequent service. Accordingly, compensation expense is recognized immediately for awards granted to retirement-eligible individuals or over the period from the grant date to the date retirement eligibility is achieved, if less than the stated vesting period.

(4)	Reflects the compensation expense recognized in 2006 for the stock option grants made in 2006 and in prior years (to the extent such awards remained unvested in whole or in part at the beginning of fiscal 2006). Refer to Notes 1 and 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2006 for a discussion of the relevant assumptions used in calculating the compensation expense. The table below presents separately the compensation expense recognized in 2006 between our regular options and our AOF options:

	Regular Options ($)	AOF Options ($)	Total ($)

J. M. Jenness(a)	5,631,571	353,546	5,985,117
J. M. Boromisa	584,686	683,780	1,268,466
A. D. D. Mackay(a)	2,219,699	2,590,074	4,809,773
A. F. Harris(a)	812,473	1,639,051	2,451,524
J. W. Montie	1,011,525	613,095	1,624,620
J. A. Bryant	915,500	895,963	1,811,463

(a)	Messrs. Jenness, Mackay and Harris are considered retirement eligible.

Prior to adoption of SFAS No. 123(R) on January 1, 2006, we generally recognized stock compensation expense on a pro forma basis over the stated vesting period of the award, with any unamortized expense recognized immediately if an acceleration event occurred (for example, retirement). SFAS No. 123(R) specifies that a stock-based award is considered vested for expense attribution purposes when the employee’s retention of the award is no longer contingent on providing subsequent service. Accordingly, beginning in 2006, we prospectively revised our expense attribution method so that the related compensation expense is recognized immediately for awards granted to retirement-eligible individuals or over the period from the grant date to the date retirement eligibility is achieved, if less than the stated vesting period.

(5)	Solely represents the actuarial increase during 2006 in the pension value provided under the Pension Plans as we do not pay above-market or preferential earnings on non-qualified deferred compensation.

(6)	The table below presents an itemized account of “All Other Compensation” provided in 2006 to the NEOs, regardless of the amount and any minimal thresholds provided under the SEC rules and regulations. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and primarily comprised of retirement benefit contributions and accruals.

	Kellogg
	Contributions to				Non-
	S&I and	Company	Financial		Business
	Restoration	Paid Death	Planning	ESPP	Aircraft	Physical
	Plans(a)	Benefit(b)	Assistance(c)	Purchases(d)	Usage(e)	Exams(f)	TOTAL
	($)	($)	($)	($)	($)	($)	($)

J. M. Jenness	129,393	91,772	15,000	4,984	15,570	1,054	257,773
J. M. Boromisa	43,050	11,053	8,125	5,121	0	2,746	70,095
A. D. D. Mackay	100,882	26,593	8,125	0	0	0	135,600
A. F. Harris	60,631	15,660	3,700	4,819	0	1,087	85,897
J. W. Montie	57,702	8,938	8,125	4,796	0	0	79,561
J. A. Bryant	52,158	5,133	5,414	4,880	0	0	67,585

(a)	For information about our Savings & Investment Plan and Restoration Plan, refer to “Non-Qualified Deferred Compensation” beginning on page 41.

(b)	Annual cost for Kellogg-paid life insurance, Kellogg-paid accidental death and dismemberment, Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees).

(c)	Reflects reimbursement for financial and tax planning assistance.

(d)	Our tax-qualified Employee Stock Purchase Plan (“ESPP”) is generally available to all U.S. salaried employees. The dollar amounts represent the grant-date fair value-based compensation expense recognized in 2006 under SFAS No. 123(R) for each NEO and as reported in our audited financial statements contained in Kellogg’s Annual Report on Form 10-K. The price paid by all U.S. salaried employees, including the NEOs, is 85% of the price of our common stock at the beginning or the end of each quarterly purchase period, whichever is lower.

(e)	The incremental cost of Kellogg aircraft used for a non-business flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs include: (1) landing, parking, crew travel and flight planning services expenses; (2) supplies, catering and crew traveling expenses; (3) aircraft fuel and oil expenses; (4) maintenance, parts and external labor (inspections and repairs); and (5) any customs, foreign permit and similar fees. Fixed costs that do not vary based upon usage are not included in the calculation of direct operating cost. On certain occasions, an NEO’s spouse or other family member may accompany the NEO on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology because the costs would not be incremental. Kellogg does not pay its NEOs any amounts in respect of taxes (i.e., gross up payments) on income imputed to them for non-business aircraft usage.

(f)	Actual cost of a physical exam.

In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.

(7)	Mr. Jenness agreed to forfeit his 2006-2008 EPP award as a result of his transition from Chairman and Chief Executive Officer to Chairman. Thus, the entry in the table does not reflect compensation expense relating to his 2006-2008 EPP award.

Grant of Plan-Based Awards Table

During 2006, we granted the following plan-based awards to our NEOs:

1.	Stock Options (both Regular and AOF Options);

2.	2006 AIP grants (annual cash performance-based awards);

3.	2006-2008 EPP grants (multi-year stock performance-based awards);

4.	Only in the case of Mr. Mackay, a 2005-2007 EPP grant, which reflects an increase to his outstanding 2005 grant as a result of assuming the role of Chief Executive Officer; and

5.	Only in the case of Mr. Boromisa, a Restricted Stock Grant.

Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Elements of Our Compensation Program” above. We no longer grant new options with the AOF feature, but as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table, a number of options granted prior to 2004 contain this feature. When an executive exercises an original option with an AOF, the AOF option is treated as a new grant for disclosure and accounting purposes even though the new grant relates back to the approval of the original option grant. All of our regular and AOF options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Prior to 2007, fair market value was defined under our LTIP as the average of the highest and lowest trading price per share of our common stock on the date of grant. As of 2007, fair market value is defined under our LTIP as the officially quoted closing price of our common stock on the date of grant. As such, we have added an additional column to the table to show the closing price on the grant date.

									All Other
			Estimated Possible						Stock	All Other
			Payouts Under			Estimated Future			Awards:	Option
			Non-Equity Incentive			Payouts Under Equity			Number	Awards:	Exercise or		Grant-date
			Plan Awards			Incentive Plan Awards			of Shares	Number of	Base Price		Fair Value
			Thresh-		Max-				of Stock	Securities	of Option	Closing	of Stock
	Grant	Approval	old	Target	imum	Thresh-	Target	Max-	or Units	Underlying	Awards	Price	and Option
Name	Date(1)	Date(1)	($)	($)	($)	old (#)	(#)	imum (#)	(#)	Options (#)	($/Sh)	($/Sh)	Awards ($)

J. M. Jenness
Regular Options	2/17/06	2/17/06								421,410	44.46	44.50	3,898,043	(2)
AOF Options	3/10/06	7/27/00								28,978	45.12	45.28	150,442	(2)
	9/11/06	7/27/00								29,604	50.01	50.11	149,346	(2)
	9/11/06	1/31/01								2,816	50.01	50.11	14,206	(2)
	9/11/06	1/31/02								3,863	50.01	50.11	19,488	(2)
	9/11/06	1/31/03								3,977	50.01	50.11	20,063	(2)
2006 AIP			0	1,460,550	2,921,100
2006-08 EPP (forfeited)	2/17/06	2/17/06				0	50,400 (3)	100,800 (3)					4,145,904	(4)

J. M. Boromisa
Regular Options	2/17/06	2/17/06								63,900	44.46	44.50	591,075	(2)
AOF Options	5/18/06	3/14/97								1,435	45.94	45.83	7,450	(2)
	5/18/06	3/13/98								6,382	45.94	45.83	33,133	(2)
	5/18/06	1/4/99								1,570	45.94	45.83	8,151	(2)
	5/18/06	1/31/00								17,295	45.94	45.83	89,789	(2)
	5/18/06	2/16/01								11,511	45.94	45.83	59,761	(2)
	5/18/06	2/22/02								26,844	45.94	45.83	139,363	(2)
	11/20/06	3/14/97								1,367	50.06	49.97	6,896	(2)
	11/20/06	3/13/98								4,301	50.06	49.97	21,698	(2)
	11/20/06	1/4/99								4,131	50.06	49.97	20,840	(2)
	11/20/06	1/31/00								4,416	50.06	49.97	22,278	(2)
	11/20/06	2/16/01								17,355	50.06	49.97	87,553	(2)
	11/20/06	2/22/02								10,771	50.06	49.97	54,338	(2)
	11/20/06	2/21/03								26,271	50.06	49.97	132,532	(2)
2006 AIP			0	358,650	717,300
2006-08 EPP	2/17/06	2/17/06				0	8,400	16,800					690,984	(4)
Restricted Stock Grant	12/29/06	12/7/06							13,000				654,160	(2)

									All Other
			Estimated Possible						Stock	All Other
			Payouts Under			Estimated Future			Awards:	Option
			Non-Equity Incentive			Payouts Under Equity			Number	Awards:	Exercise or		Grant-date
			Plan Awards			Incentive Plan Awards			of Shares	Number of	Base Price		Fair Value
			Thresh-		Max-				of Stock	Securities	of Option	Closing	of Stock
	Grant	Approval	old	Target	imum	Thresh-	Target	Max-	or Units	Underlying	Awards	Price	and Option
Name	Date(1)	Date(1)	($)	($)	($)	old (#)	(#)	imum (#)	(#)	Options (#)	($/Sh)	($/Sh)	Awards ($)

A. D. D. Mackay
Regular Options	2/17/06	2/17/06								166,100	44.46	44.50	1,536,425	(2)

AOF Options	5/16/06	3/13/98								7,276	46.29	46.48	37,774	(2)
	5/16/06	1/4/99								20,595	46.29	46.48	106,921	(2)
	5/16/06	8/1/00								9,967	46.29	46.48	51,745	(2)
	5/16/06	2/16/01								35,936	46.29	46.48	186,565	(2)
	5/16/06	3/26/01								41,271	46.29	46.48	214,263	(2)
	5/16/06	2/22/02								128,350	46.29	46.48	666,342	(2)
	11/16/06	8/1/00								32,884	49.92	50.01	165,893	(2)
	11/16/06	2/16/01								13,611	49.92	50.01	68,665	(2)
	11/16/06	3/26/01								128,511	49.92	50.01	648,312	(2)
	11/16/06	2/21/03								87,931	49.92	50.01	443,594	(2)
2006 AIP			0	952,350	1,904,700
2006-08 EPP(5)	2/17/06	2/17/06				0	19,900	39,800					1,636,974	(4)
	10/23/06	10/20/06				0	30,500	61,000					2,508,930	(4)
2005-07 EPP(5)	10/23/06	10/20/06				0	10,200	20,400					829,668	(4)

A. F. Harris
Regular Options	2/17/06	2/17/06								60,000	44.46	44.50	555,000	(2)
AOF Options	5/15/06	3/14/97								29,114	46.12	46.25	151,148	(2)
	5/15/06	3/13/98								62,764	46.12	46.25	325,846	(2)
	5/15/06	1/31/00								18,093	46.12	46.25	93,932	(2)
	5/15/06	2/16/01								6,085	46.12	46.25	31,591	(2)
	5/15/06	2/21/03								37,971	46.12	46.25	197,130	(2)
	11/16/06	1/31/00								31,943	49.92	50.01	161,146	(2)
	11/16/06	2/16/01								71,497	49.92	50.01	360,688	(2)
	11/16/06	2/22/02								62,950	49.92	50.01	317,570	(2)
2006 AIP			0	453,750	907,500
2006-08 EPP	2/17/06	2/17/06				0	7,500	15,000					616,950	(4)

J. W. Montie
Regular Options	2/17/06	2/17/06								115,000	44.46	44.50	1,063,750	(2)
AOF Options	3/6/06	2/21/93								22,544	44.31	44.21	117,039	(2)
	3/6/06	3/13/98								8,949	44.31	44.21	46,460	(2)
	3/6/06	1/31/00								1,973	44.31	44.21	10,243	(2)
	3/6/06	2/16/01								11,725	44.31	44.21	60,872	(2)
	9/6/06	3/13/98								8,354	49.93	50.24	42,144	(2)
	9/6/06	1/4/99								11,138	49.93	50.24	56,189	(2)
	9/6/06	1/31/00								4,510	49.93	50.24	22,752	(2)
	9/6/06	2/16/01								10,946	49.93	50.24	55,220	(2)
	9/6/06	2/22/02								7,858	49.93	50.24	39,642	(2)
	9/6/06	2/21/03								32,218	49.93	50.24	162,533	(2)
2006 AIP			0	514,250	1,028,500
2006-08 EPP	2/17/06	2/17/06				0	13,800	27,600					1,135,188	(4)

J. A. Bryant
Regular Options	2/17/06	2/17/06								105,000	44.46	44.50	971,250	(2)
AOF Options	5/15/06	2/16/01								11,377	46.12	46.25	59,065	(2)
	5/15/06	2/22/02								71,826	46.12	46.25	372,892	(2)
	11/16/06	2/21/93								39,528	49.92	50.01	199,411	(2)
	11/16/06	3/13/98								2,719	49.92	50.01	13,717	(2)
	11/16/06	1/4/99								8,131	49.92	50.01	41,019	(2)
	11/16/06	1/31/00								6,236	49.92	50.01	31,459	(2)
	11/16/06	2/16/01								18,245	49.92	50.01	92,042	(2)
	11/16/06	2/22/02								17,118	49.92	50.01	86,357	(2)
2006 AIP			0	427,500	855,000
2006-08 EPP	2/17/06	2/17/06				0	12,400	24,800					1,020,024	(4)

(1)	The “grant date” for our AOF options is different than the “approval date” because an AOF option is treated as a new grant for disclosure and financial reporting purposes under SFAS No. 123(R) even though the new grant relates back to the date the original option was approved by the Compensation Committee. The Compensation Committee takes no new action in connection with the grant of AOF options.

(2)	Represents the grant-date fair value calculated under SFAS No. 123(R), and as presented in our audited financial statements contained in Kellogg’s Annual Report on Form 10-K. The fair value of the stock option awards for financial reporting purposes likely will vary from the actual amount ultimately realized by the NEO based on a number of factors. These factors include our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(3)	On October 20, 2006, Mr. Jenness agreed to voluntarily forfeit his 2006-2008 EPP award in connection with his transition from Chairman and Chief Executive Officer to Chairman. Refer to “Employment Agreements.”

(4)	Represents the grant-date fair value calculated under SFAS No. 123(R), and as presented in our audited financial statements contained in Kellogg’s Annual Report on Form 10-K. This grant-date fair value assumes that each participant earns the maximum EPP award (i.e., 200% of EPP target). The ultimate value of the award will depend on the number of shares earned and the price of our common stock on the vesting date.

(5)	The additional 2005-2007 EPP grant and 2006-08 EPP grant to Mr. Mackay on October 23, 2006 was made in connection with him assuming the role of Chief Executive Officer. Refer to “Employment Agreements.”

Outstanding Equity Awards at Fiscal Year-End Table

The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2006:

Regular Options (disclosed under the “Option Awards” columns).  Represents annual option grants made in February of each year to our NEOs. As noted below, also represents annual Director option grants made to Mr. Jenness prior to becoming Chairman and Chief Executive Officer in 2005.

AOF Options (disclosed under the “Option Awards” columns).  Represents AOF options granted when Kellogg stock is used to pay the exercise price of a stock option and related taxes. Beginning in 2007, options with an AOF may only be exercised once each calendar year.

Restricted Stock Awards (disclosed under the “Stock Awards” columns).  In 2005, Mr. Jenness received a restricted stock award in connection with recruiting him to become our Chairman and Chief Executive Officer. In 2005, each of Mr. Montie and Mr. Bryant received a restricted stock award for retention purposes. In 2006, Mr. Boromisa received a restricted stock award for retention purposes.

2005-2007 EPP Grants (disclosed under the “Stock Awards” columns).  The 2005-2007 EPP cycle began on December 28, 2004 and concludes on December 29, 2007. The 2005-2007 awards are based on compound annual growth in internal net sales. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

2006-2008 EPP Grants (disclosed under the “Stock Awards” columns).  The 2006-2008 EPP cycle began on January 1, 2006 and concludes on January 3, 2009. The 2006-2008 awards are based on compound annual growth in internal net sales. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

	Option Awards							Stock Awards
										Equity
										Incentive
										Plan	Equity
					Equity					Awards:	Incentive
					Incentive					Number of	Plan Awards:
					Plan					Unearned	Market or
	Number of		Number of		Awards:				Market	Shares,	Payout Value
	Securities		Securities		Number of			Number of	Value of	Units or	of Unearned
	Underlying		Underlying		Securities			Shares or	Shares or	Other	Shares, Units
	Unexercised		Unexercised		Underlying	Option		Units of	Units of	Rights	or Other
	Options (#)		Options (#)		Unexercised	Exercise	Option	Stock That	Stock That	That Have	Rights That
	Exercisable		Unexercisable		Unearned	Price	Expiration	Have Not	Have Not	Not Vested	Have Not
Name	(1)		(2)		Options (#)(3)	($)(4)	Date(5)	Vested (#)(6)	Vested ($)(7)	(#)(8)	Vested ($)(9)

J. M. Jenness
Regular Options	5,000	(10)	0			38.09	1/31/2014
	5,000	(10)	0			44.98	1/31/2015
	191,550		191,550	(11)		44.04	2/18/2015
	0		421,410	(12)		44.46	2/17/2016
AOF Options	16,265		0			45.03	7/27/2010
	28,978		0			45.12	7/27/2010
	29,604		0			50.01	7/27/2010
	2,816		0			50.01	1/31/2011
	3,863		0			50.01	1/31/2012
	3,977		0			50.01	1/31/2013
Restricted Stock								22,429(13)	1,122,796
2005-07 EPP										100,800	5,046,048
2006-08 EPP										0	0

	Option Awards						Stock Awards
									Equity
									Incentive
									Plan	Equity
				Equity					Awards:	Incentive
				Incentive					Number of	Plan Awards:
				Plan					Unearned	Market or
	Number of	Number of		Awards:				Market	Shares,	Payout Value
	Securities	Securities		Number of			Number of	Value of	Units or	of Unearned
	Underlying	Underlying		Securities			Shares or	Shares or	Other	Shares, Units
	Unexercised	Unexercised		Underlying	Option		Units of	Units of	Rights	or Other
	Options (#)	Options (#)		Unexercised	Exercise	Option	Stock That	Stock That	That Have	Rights That
	Exercisable	Unexercisable		Unearned	Price	Expiration	Have Not	Have Not	Not Vested	Have Not
Name	(1)	(2)		Options (#)(3)	($)(4)	Date(5)	Vested (#)(6)	Vested ($)(7)	(#)(8)	Vested ($)(9)

J. M. Boromisa
Regular Options	45,000	0			38.93	2/20/2014
	31,950	31,950	(11)		44.04	2/18/2015
	0	63,900	(12)		44.46	2/17/2016
AOF Options	2,373	0			48.47	3/14/2007
	1,367	0			50.06	3/14/2007
	1,862	0			45.94	3/13/2008
	4,301	0			50.06	3/13/2008
	1,570	0			45.94	1/4/2009
	4,131	0			50.06	1/4/2009
	16,897	0			45.94	1/31/2010
	4,416	0			50.06	1/31/2010
	11,511	0			45.94	2/16/2011
	17,355	0			50.06	2/16/2011
	26,844	0			45.94	2/22/2012
	10,771	0			50.06	2/22/2012
	26,271	0			50.06	2/21/2013
Restricted Stock							13,000(14)	650,780
2005-07 EPP									16,800	841,008
2006-08 EPP									16,800	841,008

A. D. D. Mackay
Regular Options	262,000	0			38.93	2/20/2014
	75,500	75,500	(11)		44.04	2/18/2015
	0	166,100	(12)		44.46	2/17/2016
AOF Options	7,276	0			46.29	3/13/2008
	20,595	0			46.29	1/4/2009
	9,967	0			46.29	8/1/2010
	32,884	0			49.92	8/1/2010
	63,361	0			45.23	2/16/2011
	35,936	0			46.29	2/16/2011
	13,611	0			49.92	2/16/2011
	46,930	0			45.23	3/26/2011
	41,271	0			46.29	3/26/2011
	128,511	0			49.92	3/26/2011
	128,350	0			46.29	2/22/2012
	87,931	0			49.92	2/21/2013
Restricted Stock							0	0
2005-07 EPP									60,200	3,013,612
2006-08 EPP									100,800	5,046,048

A. F. Harris
Regular Options	110,000	0			38.93	2/20/2014
	28,450	28,450	(11)		44.04	2/18/2015
	0	60,000	(12)		44.46	2/17/2016
AOF Options	1,008	0			$44.48	3/14/2007
	29,114	0			$46.12	3/14/2007
	62,764	0			$46.12	3/13/2008
	2,392	0			$44.76	1/4/2009
	37,201	0			$45.33	1/4/2009
	26,678	0			$44.76	1/31/2010
	18,093	0			$46.12	1/31/2010
	31,943	0			$49.92	1/31/2010
	6,085	0			$46.12	2/16/2011
	3,870	0			$44.76	2/16/2011
	71,497	0			$49.92	2/16/2011
	40,854	0			$45.33	2/22/2012
	62,950	0			$49.92	2/22/2012
	38,592	0			$45.33	2/21/2013
	37,971	0			$46.12	2/21/2013
Restricted Stock							0	0
2005-07 EPP									15,000	750,900
2006-08 EPP									15,000	750,900

	Option Awards						Stock Awards
									Equity
									Incentive
									Plan	Equity
				Equity					Awards:	Incentive
				Incentive					Number of	Plan Awards:
				Plan					Unearned	Market or
	Number of	Number of		Awards:				Market	Shares,	Payout Value
	Securities	Securities		Number of			Number of	Value of	Units or	of Unearned
	Underlying	Underlying		Securities			Shares or	Shares or	Other	Shares, Units
	Unexercised	Unexercised		Underlying	Option		Units of	Units of	Rights	or Other
	Options (#)	Options (#)		Unexercised	Exercise	Option	Stock That	Stock That	That Have	Rights That
	Exercisable	Unexercisable		Unearned	Price	Expiration	Have Not	Have Not	Not Vested	Have Not
Name	(1)	(2)		Options (#)(3)	($)(4)	Date(5)	Vested (#)(6)	Vested ($)(7)	(#)(8)	Vested ($)(9)

J. W. Montie
Regular Options	110,000	0			38.93	2/20/2014
	53,000	53,000	(11)		44.04	2/18/2015
	0	115,000	(12)		44.46	2/17/2016
AOF Options	170	0			$45.62	3/14/2007
	8,354	0			$49.93	3/13/2008
	11,138	0			$49.93	1/4/2009
	13,650	0			$45.62	1/31/2010
	4,510	0			$49.93	1/31/2010
	10,946	0			$49.93	2/16/2011
	52,343	0			$45.62	2/22/2012
	7,858	0			$49.93	2/22/2012
	10,782	0			$44.39	2/21/2013
	32,218	0			$49.93	2/21/2013
Restricted Stock							25,100(15)	1,256,506
2005-07 EPP									27,600	1,381,656
2006-08 EPP									27,600	1,381,656

J. A. Bryant
Regular Options	125,500	0			38.93	2/20/2014
	47,500	47,500	(11)		44.04	2/18/2015
	0	105,000	(12)		44.46	2/17/2016
AOF Options	2,719	0			$49.92	3/13/2008
	8,131	0			$49.92	1/4/2009
	6,236	0			$49.92	1/31/2010
	11,377	0			$46.12	2/16/2011
	18,245	0			$49.92	2/16/2011
	16,171	0			$44.52	2/22/2012
	71,826	0			$46.12	2/22/2012
	17,118	0			$49.92	2/22/2012
	50,317	0			$45.48	2/21/2013
	39,528	0			$49.92	2/21/2013
Restricted Stock							22,800(15)	1,141,368
2005-07 EPP									24,800	1,241,488
2006-08 EPP									24,800	1,241,488

(1)	On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(2)	On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(3)	On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.

(4)	The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(5)	The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(6)	The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”

(7)	Represents the number of shares of stock that have not vested and that are not reported in Column 9 — “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of our common stock on December 29, 2006 (the last trading day of fiscal 2006).

(8)	Represents the “maximum” number of shares that could be earned under outstanding EPP awards. The cycle for the 2005-07 EPP grants concludes on December 29, 2007 and the cycle for the 2006-08 EPP grants concludes on January 3, 2009. The ultimate number of shares issued under the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Elements of Our Compensation Program.”

(9)	Represents the “maximum” number of shares that could be earned under outstanding EPP awards multiplied by the closing price of our common stock on December 29, 2006 (the last trading day of fiscal 2006). The ultimate value of the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.

(10)	Represents annual Director option grants made to Mr. Jenness prior to becoming Chairman and Chief Executive Officer in 2005.

(11)	These options vested on February 18, 2007.

(12)	50% of these options vested on February 17, 2007 and 50% vests on February 17, 2008.

(13)	Vests on February 7, 2008.

(14)	Vests on December 29, 2009.

(15)	Vests on February 4, 2008.

Option Exercises and Stock Vested Table

With respect to our NEOs, this table shows (1) the stock options exercised by such officers during 2006 and (2) each officer’s restricted stock awards that vested during 2006. No EPP awards vested in 2006.

Stock Options (disclosed under the “Option Awards” columns).  The dollar value reflects the total pre-tax value realized by such officers (Kellogg stock price at exercise minus the option’s exercise price), not the grant-date fair value or recognized compensation expense disclosed elsewhere in this proxy statement. Value from these option exercises were only realized to the extent Kellogg’s stock price increased relative to the stock price at grant (exercise price). These options have been granted to the NEOs since 1997. Consequently, the value realized by the executives upon exercise of the options was actually earned over a period of up to 10 years.

Restricted Stock (disclosed under the “Stock Awards” columns).  The dollar value reflects the final pre-tax value received by such officers upon the vesting of restricted stock (Kellogg stock price on the vesting date), not the grant-date fair value or recognized compensation expense disclosed elsewhere in this proxy statement. These restricted stock awards were granted in 2003.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)

J. M. Jenness	86,889	1,277,970	0	0
J. M. Boromisa	144,017	463,552	0	0
A. D. D. Mackay	559,517	4,273,335	0	0
A. F. Harris	370,970	1,646,903	10,000	504,850
J. W. Montie	131,158	541,009	20,000	1,009,700
J. A. Bryant	194,622	1,558,833	25,000	1,262,125

RETIREMENT AND NON-QUALIFIED DEFINED CONTRIBUTION
AND DEFERRED COMPENSATION PLANS

Pension Plans

The CEO, CFO and other NEOs are eligible to participate in Kellogg-provided pension plans which provide benefits based on years of service and pay (salary plus annual incentive). Our pension plans are comprised of the Kellogg Company Pension Plan and the non-qualified restoration plans, which include the Kellogg Company Executive Excess Plan for accruals after December 31, 2004, and the Kellogg Company Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “Pension Plans”). The Compensation Committee has reviewed the provisions of these plans as they apply to executives and found the benefits payable under the plans to be reasonable by market standards.

Mr. Jenness, our Chairman, who retired from the position of CEO as of December 30, 2006, is entitled to a lump sum pension benefit from Kellogg calculated as of January 1, 2008. The benefit is payable six months after the termination of his employment from Kellogg as a result of Section 409A of the Internal Revenue Code. In accordance with our Pension Plans, the pension benefit (stated as a single life annuity of $155,167) will be converted to a lump sum amount using the PBGC interest rate in effect three months prior to his last day of employment. The lump sum will accrue interest at the 30 year treasury rate for the six-month period prior to payment, which is consistent with how Kellogg handles similar situations.

Below is an overview of our Pension Plans, which is applicable to our executives and active U.S.-based Kellogg employees (other than Mr. Jenness, as described above):

	Pension Plan	Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service.	Provide eligible executives with a competitive level of retirement benefits, based on the formula used in the Salaried Pension Plan, by “restoring” the benefits limited by the Internal Revenue Code.
Eligibility	Salaried employees, including the CEO, CFO and other NEOs, and certain hourly and union employees.	Executives impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellogg-provided retirement benefits.
Payment Form	Monthly annuity.	Monthly annuity or lump sum at the choice of the executive.

We changed the retirement benefits formulas effective January 1, 2003, which, based on the implementation approach, resulted in two different formulas for NEOs covered by our Pension Plans: a Grandfathered Formula (applicable to Messrs. Mackay, Harris, Montie and Boromisa) and a Non-Grandfathered Formula (applicable to Mr. Bryant). Below is an overview of the two formulas applicable to our Pension Plans:

	Grandfathered Formula	Non-Grandfathered Formula
Participation, as of January 1, 2003	Active Kellogg heritage employees who are 40 years of age or older or have 10 or more years of service.	Active Kellogg heritage employees who are less than 40 years of age and have less than 10 years of service.
Retirement Eligibility	Full Unreduced Benefit:• Normal retirement age 65• Age 55 with 30 or more years of service• Age 62 with 5 years of serviceReduced Benefit:• Age 55 with 20 years of service• Any age with 30 years of service	Full Unreduced Benefit:• Normal retirement age 65Reduced Benefit:• Age 62 with 5 years of service• Age 55 with 20 or more years of service• Any age with 30 years of service

	Grandfathered Formula	Non-Grandfathered Formula
Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest five consecutive years) — (Social Security offset)
Pensionable Earnings	Includes only base pay, overtime pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, EPP payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.

The estimated actuarial present value of the retirement benefit accrued through December 30, 2006 appears in the table below. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate for U.S. pension plans of 5.9%, and benefits subject to lump-sum distribution were determined using an interest rate of 3.4% and PBGC mortality assumptions. For further information on our accounting for pension plans, refer to Note 9 within Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2006. The actuarial increase in 2006 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” (all amounts reported under that heading represent actuarial increases in our Pension Plans). No payments were made to our NEOs under our Pension Plans during 2006. The number of years of credited service disclosed below equals an executive’s length of service with Kellogg, except that in 2003 Mr. Mackay and Mr. Harris (who are both retirement-eligible) received additional years of credited service under the Pension Plans for retention purposes. Refer to “Employment Agreements.”

PENSION BENEFITS TABLE

		Number
		of Years		Present Value of
		Credited Service		Accumulated	Payments During
Name	Plan Name	(#)		Benefit ($)	Last Fiscal Year ($)

J. M. Boromisa	Pension Plan	26		710,000	0
	Non-Qualified Plan (2004 and before)	24		744,000	0
	Non-Qualified Plan (2005 and after)	2		2,485,000	0
	TOTAL			3,939,000	0
A. D. D. Mackay	Pension Plan	16		260,000	0
	Non-Qualified Plan (2004 and before)	14		1,733,000	0
	Non-Qualified Plan (2005 and after)	8	(1)	3,144,000	0
	TOTAL			5,137,000	0
A. F. Harris	Pension Plan	23		478,000	0
	Non-Qualified Plan (2004 and before)	21		1,719,000	0
	Non-Qualified Plan (2005 and after)	5	(2)	2,399,000	0
	TOTAL			4,596,000	0
J. W. Montie	Pension Plan	19		367,000	0
	Non-Qualified Plan (2004 and before)	17		743,000	0
	Non-Qualified Plan (2005 and after)	2		1,823,000	0
	TOTAL			2,933,000	0
J. A. Bryant	Pension Plan	9		64,000	0
	Non-Qualified Plan (2004 and before)	7		154,000	0
	Non-Qualified Plan (2005 and after)	2		187,000	0
	TOTAL			405,000	0

(1)	Mr. Mackay was granted 6 years of additional service credit in 2003 for retention purposes. This additional service credit increased the actuarial present value of his non-qualified pension benefit shown above by $1,442,000.

(2)	Mr. Harris was granted 3.5 years of additional service credit in 2003 for retention purposes. This additional service credit increased the actuarial present value of his non-qualified pension benefit shown above by $626,000.

Non-Qualified Deferred Compensation

We offer both qualified and non-qualified defined contribution plans for employees to elect voluntary deferrals of salary and annual incentive awards. Our defined contribution plans are comprised of (1) the Savings & Investment Plan (which is a qualified plan available to substantially all salaried employees) and (2) the Restoration Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan to preserve certain distribution options previously available in the old Restoration Plan, but no longer allowed under IRS regulations on deferrals after January 1, 2005. Deferrals after January 1, 2005 are contributed to a new Restoration Plan, which complies with the new IRS regulations on distributions. Under these plans, employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellogg either as annual installments or as a lump sum, based on the distribution payment alternative elected under each plan. Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.

In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under this program, we match dollar for dollar up to 3% of eligible compensation (i.e., base salary plus annual incentive) which is deferred by employees, and 50% of the deferred compensation between 3% and 5% of eligible compensation deferred by employees. Accordingly, if employees contribute 5% of eligible compensation, we provide a matching contribution of 4% of eligible compensation. No Kellogg contributions are provided above 5% of eligible compensation deferred by employees. Kellogg contributions are immediately vested.

Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plan. The Restoration Plan allows us to provide the same matching contribution, as a percentage of eligible compensation, to impacted employees as other employees. All contributions to the Restoration Plan are invested in the Stable Income Fund, which was selected by Kellogg (and is one of the 11 investment choices available to employees participating in the Savings & Investment Plan). The Stable Income Fund has provided an interest rate of about 4% per year. As an unfunded plan, no money is actually invested in the Stable Income Fund; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellogg obligations.

The following table provides information with respect to our Restoration Plan for each NEO. This table excludes balances in the Savings & Investment Plan, which is a qualified plan available to all salaried Kellogg employees as described above. The information for Mr. Jenness is also with respect to our Deferred Compensation Plan for Non-Employee Directors discussed in the section entitled “2006 Non-Employee Director Compensation and Benefits” and our Executive Deferral Program discussed in the section entitled “Compensation Discussion and Analysis — Elements of Our Compensation Program — Base Salaries.”

				Aggregate
	Executive	Registrant	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Contributions in	Contributions in	in Last FY	Distributions	at Last FYE
Name	Last FY ($)(1)	Last FY ($)(2)	($)	($)	($)(3)(4)

J. M. Jenness	251,513	125,439	87,563	0	848,268
J. M. Boromisa	410,504	41,050	57,127	0	1,418,320
A. D. D. Mackay	345,306	92,082	66,780	0	1,617,225
A. F. Harris	155,493	51,831	47,458	0	1,120,563
J. W. Montie	146,707	48,902	36,026	0	865,569
J. A. Bryant	54,197	43,358	18,042	0	434,289

(1)	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Amounts in this column are Kellogg matching contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.”

(3)	Aggregate balance as of December 30, 2006 is the total market value of the deferred compensation account, including executive contributions, Kellogg contributions and any earnings, including contributions and earnings from past fiscal years.

(4)	The amounts in the table below are also being reported as compensation in the Summary Compensation Table for 2006 under the headings, “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation.” Consequently, the difference between the “Aggregate Balance at Last FYE” and the amounts in the table below primarily represent (a) contributions during prior fiscal years by each NEO from his own compensation to the Restoration Plan or, in the case of Mr. Jenness, to our Deferred Compensation Plan for Non-Employee Directors and our Executive Deferral Program, (b) amounts previously reported in the Summary Compensation Table during fiscal years prior to 2006 as contributions from Kellogg and (c) any at market and non-preferential earnings on the accumulated balance in 2006 and prior fiscal years.

Reported Amounts ($)

J. M. Jenness	376,952
J. M. Boromisa	451,554
A. D. D. Mackay	437,388
A. F. Harris	207,324
J. W. Montie	195,609
J. A. Bryant	97,555

EMPLOYMENT AGREEMENTS

Mr. Jenness and Mr. Mackay.  On October 23, 2006, we announced that on December 31, 2006 (the first day of our 2007 fiscal year), A. D. David Mackay, our then President and Chief Operating Officer, would assume the role of Chief Executive Officer, and James M. Jenness, our then Chairman of the Board and Chief Executive Officer, would continue in his role as Chairman. In connection with this announcement, we entered into letter agreements with Mr. Jenness and Mr. Mackay.

Mr. Jenness.  Our letter agreement with Mr. Jenness outlines the compensation and benefits to which he will be entitled while serving as Chairman of the Board. Despite the time and effort required to fulfill the responsibilities of Chairman, it is Mr. Jenness’ preference not to receive the compensation commensurate with the role. Given Mr. Jenness’ affection for and commitment to Kellogg and respecting his views, effective December 31, 2006, he will not receive any base salary, be eligible for any annual incentive awards under the 2007 or subsequent annual incentive plans or receive any additional incentives under the LTIP (including stock options and EPP awards). Moreover, effective December 31, 2006, he is no longer eligible to participate in our change of control policy.

Mr. Jenness will retain the equity awards previously granted to him. He will continue to vest in the stock options granted to him in 2005 and 2006, the stock grant he received when he became Chairman and Chief Executive Officer in February 2005 and his 2005-2007 EPP award. Again, based on Mr. Jenness’ preference, he is forfeiting his 2006-2008 EPP award granted to him in February 2006. In addition, while serving as Chairman, Mr. Jenness will remain eligible to participate in our employee benefit plans and senior executive benefit plans, such as Kellogg’s pension plans, life insurance, medical insurance, dental plan and savings and investment plan. He will also remain entitled to receive the retiree medical insurance, relocation and home sale benefits as described in the letter agreement between him and Kellogg, dated December 20, 2004. Mr. Jenness is entitled to a lump sum pension benefit from Kellogg calculated as of January 1, 2008. The benefit is payable six months after the termination of his employment from Kellogg as a result of Section 409A of the Internal Revenue Code. In accordance with our Pension Plans, the pension benefit (stated as a single life annuity of $155,167) will be converted to a lump sum amount using the PBGC interest rate in effect three months prior to his last day of employment. The lump sum will accrue interest at the 30 year treasury rate for the six-month period prior to payment, which is consistent with how Kellogg handles similar situations.

Mr. Jenness will not be entitled to additional compensation or benefits from us other than as provided for in the letter agreement or other benefits that are vested and accrued as of the termination of his employment. In addition, if Mr. Jenness’ employment is terminated by us for cause (as defined in the agreement), he will forfeit all outstanding equity awards and will not be entitled to the pension payment described above under “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

In consideration for the benefits provided to him under the letter agreement, Mr. Jenness has entered into non-competition and non-solicitation covenants and has signed a release of claims.

Mr. Mackay.  Our letter agreement with Mr. Mackay outlines certain compensation and benefits to which he will be entitled while serving as the Chief Executive Officer. The agreement provides that his starting base salary is $1,100,000 per year, and he is eligible for his first annual merit adjustment in April 2008.

In addition, he is a participant in:

•	the Kellogg Company Senior Executive Annual Incentive Plan (the “AIP”), with a target award for 2007 under the AIP of 125% of his base salary; and

•	our LTIP, with a target award to be established by the Compensation Committee at approximately $6,000,000.

In addition, as CEO, his 2005-2007 EPP target award would be increased from 19,900 shares to 30,100 shares and his 2006-2008 EPP target award would be increased from 19,900 shares to 50,400 shares (which was the Chief Executive Officer target award in 2006).

Mr. Mackay is entitled to certain relocation benefits under an agreement entered into with us on September 1, 2003 (the “2003 Agreement”). He is also entitled to certain pension benefits under the 2003 Agreement and under an agreement entered into with us on August 17, 2004 (the “2004 Agreement”). If Mr. Mackay’s employment is terminated by Kellogg without cause prior to December 31, 2008, Mr. Mackay’s relocation benefits would include (1) business class airfare to Australia for Mr. Mackay and his family, (2) shipping expenses for personal and household effects transported by ocean freight and a limited number of personal items shipped by air transport, (3) normal and customary closing costs payable in connection with the sale of his residence in the Battle Creek/Kalamazoo metropolitan area and (4) the loss on the sale of his residence, if any. Under the 2003 Agreement, Mr. Mackay received six additional years of service credit. In addition, if his employment is terminated by Kellogg without cause, he would be entitled to take a leave of absence through August 16, 2010, during which he would be eligible to receive benefits under the Kellogg Company Severance Benefit Plan. Mr. Mackay will be eligible to retire at the end of the leave of absence and he would receive at that time benefits in accordance with the terms of the plans payable at the retirement of salaried retirees. He could also become entitled to such benefits upon certain terminations of his employment in connection with a change in control of Kellogg.

Mr. Harris.  Alan F. Harris ceased to be Executive Vice President and Chief Marketing and Consumer Officer on January 31, 2007. Under agreements with Mr. Harris, he received three and one half years of pension service credit and will be on a leave of absence through July 6, 2009, at which time he will be eligible to retire from Kellogg. During his leave, Mr. Harris will receive severance pay of two years base salary and target annual incentive and will participate in our health and welfare plans in accordance with the terms of our severance plan. Mr. Harris will be subject to restrictive covenants, including non-compete and non-solicitation obligations, for two years after the end of his employment and will sign a release of claims.

Mr. Boromisa.  Effective as of December 31, 2006, Jeffrey M. Boromisa, our Chief Financial Officer, was promoted to Senior Vice President, Kellogg Company, and Executive Vice President, Kellogg International, President Asia Pacific. At that time, John A. Bryant, Executive Vice President, Kellogg Company, and President, Kellogg International, assumed the additional role of Chief Financial Officer.

In connection with this change, we entered into a retention agreement with Mr. Boromisa dated December 29, 2006 pursuant to which (1) his compensation will continue to be based on the benchmarks for his previous position; (2) he was awarded 13,000 restricted shares which will vest after three years; (3) he would receive retirement benefits under the Kellogg Company Pension Plan if he is terminated by Kellogg without cause prior to May, 2011 (his retirement date); and (4) he will be subject to standard restrictive covenants, non-compete and non-solicit obligations, for two years after the end of his employment and will sign a release of claims.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Our executive officers are eligible to receive benefits in the event their employment is terminated (1) by Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change in control. The amount of benefits will vary based on the reason for the termination.

The following sections present calculations as of December 30, 2006 of the estimated benefits our executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

In addition to the amounts disclosed in the following sections, each executive officer would retain the amounts which he has earned or accrued over the course of his employment prior to the termination event, such as the executive’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options. For further information about previously earned and accrued amounts, see “Executive Compensation — Summary Compensation Table,” “Executive Compensation — Outstanding Equity Awards at Fiscal Year End Table,” “Executive Compensation — Option Exercises and Stock Vested Table” and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Severance Benefits

If the employment of an executive is terminated without cause, then he or she will be entitled to receive benefits under the Kellogg Company Severance Benefit Plan. Benefits under this plan are not available if an executive is terminated for cause. Messrs. Mackay, Boromisa, Harris, Bryant and Montie participate in our severance plan, which is described below. Mr. Jenness no longer participates in our severance plan. The amounts shown in the table below represent the benefits Mr. Jenness would receive in accordance with the terms of his employment agreement, Kellogg’s LTIP and his pension plan, as described elsewhere in this proxy statement.

In the event we terminate the “at-will” employment of the NEOs (other than Mr. Jenness) for reasons other than cause, they would receive severance-related benefits under the Kellogg Company Severance Benefit Plan. The plan is designed to apply in situations where Kellogg terminates employment for reasons such as (1) performance; (2) a reduction in work force; (3) the closing, sale or relocation of a Kellogg facility; (4) elimination of a position; or (5) other reasons approved by the Kellogg ERISA Administrative Committee. Under the plan:

•	The executive is entitled to receive cash compensation equal to two times base salary and two times target annual incentive award, paid in installments over a two-year severance period.

•	We have the discretion to pay the executive an annual incentive award for the current year at no higher than the target level, prorated as of the date of termination.

•	Previously-granted stock option and restricted stock awards continue to vest during the two-year severance period. All awards not vested or earned after the two-year period are forfeited. EPP awards do not vest under the terms of the severance plan unless the executive is eligible to retire at the time of his termination.

•	The executive is entitled to continue to participate in health, welfare and insurance benefits during the two-year severance period. However, executives do not earn any additional service credit during the severance period and severance payments are not included in pensionable earnings.

•	The executive is entitled to receive outplacement assistance for 12 months following termination. Mr. Mackay would also be entitled to relocation benefits if his employment is terminated by Kellogg without cause prior to December 31, 2008.

Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellogg, which may include non-compete, non-solicitation, non-disparagement and confidentiality provisions.

The following table presents the estimated separation benefits which we would have been required to pay to each NEO if his employment had been terminated as of December 30, 2006.

	Severance Pay
				Vesting of Unvested
	Cash Compensation			Equity Awards			Benefits		Other		Total
		Two Times	2006
		Target	Annual		EPP		Health and	Change to
	Two Times	Annual	Target	Stock	Awards (at	Restricted	Welfare	Retirement	Reloca-	Outplace-
	Base Salary	Incentives	Incentive(2)	Options(3)	max)(4)	Stock(3)	Benefits(5)	Benefits(6)	tion(7)	ment
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

A. D. D. Mackay as COO(1)	1,814,000	1,904,700	952,350	1,384,670	3,984,776	0	70,000	1,977,000	390,000	100,000	12,577,496
A. D. D. Mackay as CEO(1)	2,200,000	2,750,000	1,375,000	1,384,670	8,059,660	0	70,000	1,977,000	390,000	100,000	18,306,330
J. M. Jenness	0	0	1,460,550	3,513,027	5,046,048	1,122,796	0	107,000	230,000	0	11,479,421
J. M. Boromisa	956,400	717,300	358,650	550,179	1,682,016	650,780	70,000	82,000	0	100,000	5,167,325
A. F. Harris	1,210,000	907,500	453,750	507,269	1,501,800	0	70,000	820,000	0	100,000	5,570,319
J. W. Montie	1,210,000	1,028,500	514,250	963,060	0	1,256,506	70,000	(1,670,000)	0	100,000	3,472,316
J. A. Bryant	1,140,000	855,000	427,500	873,950	0	1,141,368	70,000	(37,000)	0	100,000	4,570,818

(1)	Mr. Mackay served as our President and Chief Operating Officer through December 30, 2006. Mr. Mackay became our President and Chief Executive Officer on December 31, 2006. As required by SEC rules, the table presents the severance benefits which would have been payable to Mr. Mackay assuming a December 30, 2006 termination from his position as our Chief Operating Officer. The table also presents the severance benefits payable to Mr. Mackay in his current role as Chief Executive Officer.

(2)	Payable at Kellogg’s discretion.

(3)	Represents the intrinsic value of unvested stock options and restricted stock as of December 29, 2006, based on a stock price of $50.06.

(4)	Valued based on the maximum number of shares under the 2005-2007 EPP and 2006-2008 EPP and a stock price of $50.06.

(5)	Represents the estimated value of continued participation in medical, dental and life insurance benefits during the severance period.

(6)	Represents both (a) the incremental value of retiree medical and (b) the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 30, 2006 for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through December 30, 2006 appears in the Pension Benefits Table on page 40 of this proxy statement. For each NEO, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For Mr. Montie, the change to his retirement benefit is negative because, based on his age, service and pension formula, his pension benefit upon severance is paid at a later date (age 65) compared to his pension benefit without severance (age 56).

(7)	Represents the estimated value of relocation and home sale benefits payable to Mr. Mackay and Mr. Jenness. Mr. Mackay is only eligible to receive relocation benefits if his employment is terminated by Kellogg without cause prior to December 31, 2008.

Retirement, Disability and Death

Retirement.  In the event of retirement, an executive is entitled to receive (1) the benefits payable under our retirement plans and (2) accelerated vesting of unvested stock options, continued vesting of his or her awards under our outstanding EPP plans (the amount of which will be based on Kellogg’s actual performance during the relevant periods and paid after the end of the performance periods) and continued vesting of his or her restricted stock. We have the discretion to pay an executive an annual incentive award for the current year at no higher than the target level, prorated as of the date of retirement.

The following table presents the estimated benefits payable, based on retirement as of December 30, 2006, to those NEOs who were retirement eligible as of December 30, 2006, assuming they retired on that date. In addition to the benefits shown in this table, the NEOs would be entitled to their vested benefits under our retirement plans, which are described in the section of this proxy statement called “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

	Additional Benefits Upon Retirement(1)
			Vesting of Unvested
	Cash Compensation		Equity Awards(3)			Total
		2006
		Annual		EPP
	Base	Target	Stock	Awards	Restricted
	Salary(3)	Incentive(4)	Options(5)	(at max)(6)	Stock(5)
	($)	($)	($)	($)	($)	($)

A. D. D. Mackay(2) as COO	0	952,350	1,384,670	3,984,776	0	6,321,796
A. D. D. Mackay(2) as CEO	0	1,375,000	1,384,670	8,059,660	0	10,819,330
J. M. Jenness	0	1,460,550	3,513,027	5,046,048	1,122,796	11,142,421
A. F. Harris	0	453,750	507,269	1,501,800	0	2,462,819

(1)	Information regarding Messrs. Boromisa, Montie and Bryant is not presented in this table, because these individuals were not retirement eligible as of December 30, 2006. See the “Annual Incentive and Accelerated Vesting” column in the table under “— Retirement, Disability and Death — Death or Disability.”

(2)	Mr. Mackay served as our President and Chief Operating Officer through December 30, 2006. Mr. Mackay became our President and Chief Executive Officer on December 31, 2006. As required by SEC rules, the table presents the incremental retirement benefits which would have been payable to Mr. Mackay assuming a December 30, 2006 retirement from his position as our Chief Operating Officer. The table also presents the incremental retirement benefits payable to Mr. Mackay in his current role as President and Chief Executive Officer.

(3)	Payable through retirement date only.

(4)	Payable at Kellogg’s discretion.

(5)	Represents the intrinsic value of unvested stock options and restricted stock as of December 29, 2006, based on a stock price of $50.06.

(6)	Valued based on the maximum number of shares under the 2005-2007 EPP and 2006-2008 EPP and a stock price of $50.06.

Death or Disability.  Upon the death or disability of an executive, the executive or his or her beneficiary would receive the benefits described in the Additional Benefits Upon Retirement table above (or, in the case of executives who were not retirement eligible as of December 30, 2006, the benefits described below).

In addition, in the event of an executive’s death, his beneficiary would receive payouts under Kellogg-funded life insurance policies and our Executive Survivor Income Plan. However, the deceased executive’s retirement benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits. In the event of an executive’s disability, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement.

The following table presents the estimated benefits payable upon death or disability as of December 30, 2006.

	Annual
	Incentive
	and
	Accelerated				Adjustments Due to
	Vesting(1)	Adjustments Due to Death			Disability
		Life Insurance
		and Executive
		Survivor	Change to		Change to
		Income Plan	Retirement	Total for	Retirement	Total for
	Total	Benefits(2)	Benefits(3)	Death	Benefits(4)	Disability
	($)	($)	($)	($)	($)	($)

A. D. D. Mackay as COO	6,321,796	8,796,000	(1,616,000)	13,501,796	7,354,000	13,675,796
A. D. D. Mackay as CEO	10,819,330	9,664,000	(1,616,000)	18,867,330	7,354,000	18,173,330
J. M. Jenness	11,142,421	11,102,000	(931,000)	21,313,421	107,000	11,249,421
J. M. Boromisa	3,241,625	3,636,000	(2,332,000)	4,545,625	1,762,000	5,003,625
A. F. Harris	2,462,819	5,166,000	(2,022,000)	5,606,819	4,049,000	6,511,819
J. W. Montie	5,497,128	5,006,000	(1,803,000)	8,700,128	3,983,000	9,480,128
J. A. Bryant	4,925,794	4,656,000	(97,000)	9,484,794	(37,000)	4,888,794

(1)	For Messrs. Mackay, Jenness and Harris, represents the amounts shown in the Additional Benefits Upon Retirement table. For Messrs. Boromisa, Montie and Bryant, represents the aggregate value of the 2006 Annual Target Incentive, the intrinsic value of unvested stock options (which would vest upon death or disability), the value of outstanding EPP awards (which would continue to vest following death or disability, be payable based on Kellogg’s actual performance during the relevant periods and be paid following the end of the performance periods) and the intrinsic value of restricted stock (which would continue to vest following death or disability).

(2)	Payment of death benefits for company-paid life insurance and Executive Survivor Income Plan.

(3)	Represents both (a) the incremental value of retiree medical and (b) the decrease to the estimated actuarial present value of retirement benefit accrued through December 30, 2006 for each NEO associated with an NEO’s retirement benefits being converted to a joint survivor annuity upon his death. The estimated actuarial present value of retirement benefit accrued through December 30, 2006 appears in the Pension Benefits Table on page 40 of this proxy statement.

(4)	Represents both (a) the incremental value of retiree medical and (b) the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 30, 2006 for each NEO associated with an NEO receiving disability benefits starting six months following the onset of his disability with no reduction or penalty for early retirement. The estimated actuarial present value of retirement benefit accrued through December 30, 2006 appears in the Pension Benefits Table on page 40 of this proxy statement.

Potential Change In Control Payments

We have agreements with Messrs. Mackay, Bryant, Boromisa and Montie, which take effect only if a “change in control” occurs. We also had an agreement in place with Mr. Jenness until December 30, 2006, when he ceased to serve as our Chief Executive Officer.

Our 2003 Long-Term Incentive Plan specifies the treatment of outstanding, unvested equity awards to employees including the NEOs upon the occurrence of a change of control (regardless of whether or not employment terminates). The severance and other benefits payable to Messrs. Mackay, Bryant, Boromisa or Montie under their agreements are due only if (1) there is a change in control and (2) we terminate their employment unrelated to cause, or if they terminate their employment for good reason within three years following a change in control, commonly referred to as a “Double Trigger.” Good reason includes a material diminution of position, decrease in salary or target annual incentive percentage or meaningful change in location.

A “change in control” is defined in the agreements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of Kellogg’s assets and Shareowner approval of a complete liquidation or dissolution. The “change in control” definition also includes an acquisition by a party of 20 or 30% of Kellogg common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund Family Trusts (the

“Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.

The change in control severance-related payments consist of the following:

Payments Triggered Upon a Change in Control.  Unvested stock options and restricted stock awards become immediately exercisable and payable upon the occurrence of a change in control and do not require termination of employment. EPP awards are payable in full at target level (or above the target level based on actual performance through the change in control), and are not subject to pro ration.

The following table shows the value of unvested equity awards as of December 30, 2006 for each executive listed below upon a change in control.

	Vesting of Unvested Equity Awards
	Stock Options(1)	EPP Awards(2)	Restricted Stock(1)	Total
	($)	($)	($)	($)

A. D. D. Mackay as COO	1,384,670	3,984,776	0	5,369,446
A. D. D. Mackay as CEO	1,384,670	8,059,660	0	9,444,330
J. M. Jenness	3,513,027	5,046,048	1,122,796	9,681,871
J. M. Boromisa	550,179	1,682,016	650,780	2,882,975
A. F. Harris	507,269	1,501,800	0	2,009,069
J. W. Montie	963,060	2,763,312	1,256,506	4,982,878
J. A. Bryant	873,950	2,482,976	1,141,368	4,498,294

(1)	Represents the intrinsic value of unvested stock options and restricted stock as of December 29, 2006, based on a stock price of $50.06.

(2)	Valued based on the maximum number of shares under the 2005-2007 EPP and 2006-2008 EPP and a stock price of $50.06.

Payments Triggered Upon a Termination Following a Change in Control.  Cash severance is payable in the amount of three times the current annual salary plus three times the highest annual incentive award earned or received during the three years before the change in control. In addition, executives are entitled to receive the annual incentive award for the current year at the higher of target or the actual formula-calculated award, prorated as of the date of termination. This amount is payable as a lump sum within 30 days after termination.

The executive will continue to participate in benefit and retirement pension plans for a three-year period following termination, and will also receive outplacement assistance. The additional retirement benefits would equal the actuarial equivalent of the benefit the executive would have received for three years of additional participation under Kellogg’s retirement plans. As described above, Mr. Mackay would also receive relocation benefits to enable him to return to Australia, if he is terminated without cause prior to December 31, 2008.

The agreements provide for “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments/benefits. The “gross-up” is an additional payment that would cover (1) the amount of federal excise taxes and (2) the additional income taxes resulting from payment of the “gross-up.”

The following table assumes that each executive is terminated after a change in control for reasons other than cause, retirement, disability or death. The unvested equity awards that vested upon the change in control, shown in the table immediately above, are also shown in the column “Vesting of Unvested Equity.” These values are estimated as of December 30, 2006.

												Estimated
												Payments
	Cash Compensation			Benefits			Other		Subtotal			Following CIC
	Three	Three		Health	Change	Other
	Times	Times	2006	and	to	Benefits				Vesting of		Total If
	Base	Annual	Annual	Welfare	Retirement	and			If Termination	Unvested	Excise Tax	Termination
	Salary	Incentive	Incentive	Benefits	Benefits(3)	Perquisites(4)	Relocation	Outplacement	Occurs	Equity	Gross-Up(5)	Occurs
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
A. D. D. Mackay as COO(1)	2,721,000	4,869,900	1,623,300	100,000	3,576,000	100,000	390,000	100,000	13,480,200	5,369,446	5,644,584	24,494,230
A. D. D. Mackay as CEO(1)	3,300,000	4,869,900	1,623,300	100,000	4,360,000	100,000	390,000	100,000	14,843,200	9,444,330	7,702,879	31,990,409
J. M. Jenness as Chairman and CEO(2)	3,370,500	7,448,700	2,482,900	100,000	1,231,000	100,000	230,000	100,000	15,063,100	9,681,871	7,366,733	32,111,704
J. M. Jenness as Chairman(2)	0	0	1,460,550	0	107,000	0	230,000	0	1,797,550	9,681,871	0	11,479,421
J. M. Boromisa	1,434,600	1,826,100	608,700	100,000	941,000	100,000	0	100,000	5,110,400	2,882,975	3,514,586	11,507,961
A. F. Harris	1,815,000	2,692,500	897,500	100,000	1,540,000	100,000	0	100,000	7,245,000	2,009,069	3,191,324	12,445,393
J. W. Montie	1,815,000	2,544,600	848,200	100,000	(1,391,000)	100,000	0	100,000	4,116,800	4,982,878	2,493,316	11,592,994
J. A. Bryant	1,710,000	2,226,000	742,000	100,000	191,000	100,000	0	100,000	5,169,000	4,498,294	2,254,212	11,921,506

(1)	Mr. Mackay served as our President and Chief Operating Officer through December 30, 2006. Mr. Mackay became our President and Chief Executive Officer on December 31, 2006. As required by SEC rules, the table presents the changes to the retirement benefits which would have been payable to Mr. Mackay assuming a December 30, 2006 retirement from his position as our Chief Operating Officer. The table also presents the changes to the retirement benefits payable to Mr. Mackay in his current role as President and Chief Executive Officer.

(2)	Mr. Jenness served as our Chairman and Chief Operating Officer through December 30, 2006. Mr. Jenness became our Chairman on December 31, 2006. As required by SEC rules, the table presents the change in control benefits which would have been payable to Mr. Jenness assuming a change in control on December 30, 2006. The table also presents the change in control benefits payable to Mr. Jenness in his current role as Chairman.

(3)	Represents both (a) the incremental value of retiree medical and (b) the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 30, 2006 for each NEO associated with terminating an NEO’s employment without cause following a change in control. The estimated actuarial present value of retirement benefit accrued through December 30, 2006 appears in the Pension Benefits Table on page 40 of this proxy statement. For each NEO, changes to retirement benefits upon change in control vary depending on age, service and pension formula at the time of termination. For Mr. Montie, the change to his retirement benefit is negative because, based on his age, service and pension formula, his pension benefit upon change in control is paid at a later date (age 65) compared to his pension benefit without change in control (age 56). His change in control pension benefit is also increased because of the additional three years of service provided by change in control.

(4)	Consists of Kellogg-paid death benefit, financial planning and physical exam over a three-year period after a termination following a change in control.

(5)	The excise tax gross-up payment would apply to amounts triggered by the change of control (as shown in the Vesting of Unvested Equity table) and amounts triggered by an eligible termination following a change of control (as shown in the table above). Represents the estimated amount payable to the executive for taxes (excise and related income taxes) owed on severance-related benefits/payments following a change in control and termination of employment that occur on December 30, 2006. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the excise tax gross-up will depend upon the executive’s pay, terms of a change in control transaction and the subsequent impact on the executive’s employment.

RELATED PERSON TRANSACTIONS

Policy For Evaluating Related Person Transactions.  The Board has adopted a written policy relating to the Nominating and Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “Related Person Transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Nominating and Governance Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Nominating and Governance Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Nominating and Governance Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Nominating and Governance Committee. In approving any related person transaction, the Nominating and Governance Committee must determine that the transaction is fair and reasonable to Kellogg. The Nominating and Governance Committee periodically reports on its activities to the Board. The written policy relating to the Nominating and Governance Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Corporate Governance” link.

The related person transaction referred to under the heading “Related Person Transactions” below was approved by the disinterested members of the Board of Directors.

Related Person Transactions.  Refer to pages 7 and 8 of this proxy statement for a description of the Trust Transactions.

Compensation Committee Interlocks and Insider Participation.  Pages 7 and 8 of this proxy statement include a description of the Trust Transactions. Dr. Richardson retired as a Director and a member of the Compensation Committee effective February 16, 2007. He retired as a trustee of the Kellogg Trust on January 31, 2007, and is currently President Emeritus of the Kellogg Foundation.

PROPOSAL 2 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent directors, to be the independent registered public accountant for us for fiscal year 2007. PricewaterhouseCoopers LLP was our independent registered public accountant for fiscal year 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.

If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KELLOGG’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees.  The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements and for reviews of our financial statements included in Kellogg’s Quarterly Reports on Form 10-Q was approximately $5.0 million in 2006 and $5.7 million in 2005.

Audit-Related Fees.  The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for reviews of our financial statements included in Kellogg’s Quarterly Reports on Form 10-Q, which were not included in “Audit Fees” above was approximately $0.5 million in 2006 and $0.6 million in 2005. This assistance and related services generally consisted of consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.

Tax Fees.  The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $2.4 million in 2006 and $2.7 million in 2005. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice and expatriate and executive tax services, with over $0.7 million being spent for tax compliance in 2006 and over $0.6 million being for tax compliance in 2005.

All Other Fees.  The aggregate amount of all other fees billed to Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0 in both 2006 and 2005.

Preapproval Policies and Procedures

The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent registered public accountants (and their affiliates) and shall disclose such services in Kellogg’s SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chairman has been authorized to pre-approve or approve. The Chairman of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellogg management.

All of the services described above for 2006 and 2005 were pre-approved by the Audit Committee and/or the Committee Chairman before PricewaterhouseCoopers LLP was engaged to render the services.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of three independent directors (as defined by the New York Stock Exchange Listing Standards), met six times in 2006 and operates under a written charter last amended by the Board in February 2006, which is posted on our website at
http://investor.kelloggs.com/governance.cfm. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process and the independence and performance of our internal and independent registered public accountants) and Kellogg’s compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including Kellogg’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2006 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of Kellogg’s financial reporting and controls.

The Committee reviewed with the independent registered public accountants, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our financial reporting, internal control and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications With Audit Committees,” No. 89, “Audit Adjustments” and No. 90, “Audit Committee Communications.”

The Committee has discussed with the independent registered public accountants their independence from Kellogg and its management, including matters in the written disclosures and the letter from the independent registered public accountants required by Independent Standards Board Standard No. 1, “Independence Discussions With Audit Committees.” The Committee also has considered whether the provision by the independent registered public accountants of non-audit professional services is compatible with maintaining their independence.

The Committee also discussed with our internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also meets privately with the independent registered public accountants, General Counsel, Corporate Controller and Vice President of Internal Audit at each in-person meeting.

In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2006, for filing with the SEC. The Committee also reappointed our independent registered public accountants for Kellogg’s 2007 fiscal year.

AUDIT COMMITTEE

Mr. John T. Dillon, Chair
Mr. L. Daniel Jorndt
Dr. John L. Zabriskie

SHAREOWNER PROPOSALS

We expect the following proposals (Proposal 3 and Proposal 4 on the proxy card and voting instruction card) to be presented by Shareowners at the annual meeting. Names, addresses and share holdings of the various Shareowner proponents and, where applicable, of co-filers, will be supplied upon request.

PROPOSAL 3 — SHAREOWNER PROPOSAL RELATING TO SUSTAINABILITY REPORT

Resolution Proposed by Shareowner:

WHEREAS:  Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to be accepted in their communities and to prosper long-term. According to Innovest, an environmental investment research consultant, major investment firms including ABN-AMRO, Neuberger Herman, Schroders, T. Rowe Price, and Zurich Scudder subscribe to information on companies’ social and environmental practices.

Sustainability refers to development that meets present needs without impairing the ability of future generations to meet their own needs. The Dow Jones Sustainability Group defines corporate sustainability as “a business approach that creates long-term shareholder value by embracing opportunities and managing risks deriving from economic, environmental and social developments.”

Globally, approximately 1,900 companies produce reports on sustainability issues (www.corporateregister.com), including more than half of the global Fortune 500 (KPMG International Survey of Corporate Responsibility Reporting 2005).

Companies increasingly recognize that transparency and dialogue about sustainability are elements of business success. For example, Unilever’s Chairman stated in a 2003 speech, “So when we talk about corporate social responsibility, we don’t see it as something business “does” to society but as something that is fundamental to everything we do. Not just philanthropy or community investment, important though that is, but the impact of our operations and products as well as the interaction we have with the societies we serve.”

An October 6, 2004 statement published by social research analysts reported that they value public reporting because “we find compelling the large and growing body of evidence linking companies’ strong performance addressing social and environmental issues to strong performance in creating long-term shareholder value...We believe that companies can more effectively communicate their perspectives and report performance on complex social and environmental issues through a comprehensive report than through press releases and other ad hoc communications.” (www.socialinvest.org)

RESOLVED:  Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by December 31, 2007.

Shareowner’s Supporting Statement:

The report should include the company’s definition of sustainability, as well as a company-wide review of company policies, practices, and indicators related to measuring long-term social and environmental sustainability.

We recommend that the company use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization with representatives from the business, environmental, human rights, and labor communities. The Guidelines provide guidance on report content, including performance in six categories (direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility). The Guidelines provide a flexible reporting system that permits the omission of content that is not relevant to company operations. Almost 900 companies use or consult the Guidelines for sustainability reporting.

Kellogg’s Response — Statement in Opposition to Proposal:

The Board has considered the above proposal, and believes that it is not in the best interest of the Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:

Kellogg Company has long been recognized for its exemplary corporate citizenship and constructive engagement in the communities in which it does business. Its Global Code of Conduct reflects its commitment to do business in accordance with the highest standards of ethical business conduct. Accordingly, Kellogg consistently demonstrates its commitment to humane and progressive employment practices, manufacturing its products in safe and environmentally responsible facilities around the world, and otherwise driving “sustainability” in the way it conducts business.

Our long-standing environmental policy is to promote and maintain environmentally responsible practices for the benefit of our customers, consumers, employees and the communities in which we operate. Our environmental policy requires that we conduct and grow our business in a manner that protects the environment and demonstrates good stewardship of the world’s natural resources. In fact, since 1906, Kellogg has been promoting environment-friendly manufacturing practices, with the first boxes of cereal that rolled off of our production line being packaged in recycled paperboard cartons. Today, almost all of Kellogg’s cereal cartons are made of 100% recycled fiber, with at least 35% post-consumer material.

Kellogg’s concern for the environment is particularly evident in its manufacturing practices. All of our plants have implemented energy management and conservation programs, convert waste food to animal feed; practice water conservation and reuse, with a number of plants having wastewater treatment facilities designed to minimize effluent discharges; and participate in packaging recycling programs. In fact, over 80% of the waste generated at Kellogg’s manufacturing facilities is recycled. In addition, we are making strides to reduce the fuel used during the transportation of our products by implementing conservation efforts in our Kellogg-owned fleet. Over the years, these types of conservation efforts have drawn international recognition for Kellogg on a variety of occasions, with plants in Mexico, Spain, England, Canada, Japan, Korea and the United States receiving awards. And we have made a commitment to reduce climate change emissions by joining the EPA Climate Leaders Program. Additional information on our environmental policy and our programs around the world can be found at www.kelloggcompany. com (go to “Social Responsibility,” “Kellogg and the Environment”).

We are also very proud of our history of social responsibility and the programs we support. This area is such a high priority for Kellogg that a distinct Board committee — the Social Responsibility Committee — was established in 1979 to oversee these efforts. Through our Corporate Citizenship Fund, over the past five years, Kellogg has contributed more than $150 million in cash and products to support social responsibility around the globe and in the communities in which we operate. In 2006 alone, we contributed more than $8 million in cash and $20 million in product to various charitable organizations around the world. Our efforts under these programs are focused in three major areas: helping children and youth reach their full potential, improving opportunities for minorities and women and building stronger communities. In connection with these efforts, Kellogg partners with groups such as Action for Healthy Kids, the YMCA of the USA, United Way, the NAACP, America’s Second Harvest and the Global Foodbank Network. We also encourage our employees to volunteer in the communities where they live and work. In 2006, we held United Way campaigns in 24 communities in which we operate, with $4.4 million of contributions being made companywide. Our annual United Way campaigns include “Days of Caring,” where hundreds of employees are actively involved in important initiatives in local communities, such as feeding people at soup kitchens or, through Habitat for Humanity, building homes for families in need. Kellogg was also recognized with a Summit Award for Employee Community Investment by United Way of America.

To further support employee philanthropic efforts, Kellogg’s Corporate Citizenship Fund matches employee contributions to educational, environmental and cultural organizations. In addition, the Kellogg Care$ program was launched in 2005 to further encourage and recognize the volunteer efforts of our employees and retirees with monetary grants to eligible non-profit entities.

In 2006, we became a founding member of the Global Foodbank Network to disseminate and apply foodbanking practices to build capacities and food resources, especially in less developed countries. Further information on our social responsibility principles can be found at www.kelloggcompany.com (go to “Social Responsibility”).

These types of activities have become part of the Kellogg fabric, and have been codified in our Global Code of Ethics, which was first published in 1997. The Code covers, among other topics, environmental processes, product responsibility matters, human rights of our employees, and labor and employment practices. The Code describes our commitments to providing a safe and healthy work environment and to the fair and equitable treatment of all employees and applicants, and prohibits our employees from engaging in illegal or unethical conduct. It provides that Kellogg’s employees will act with integrity by acting honestly, by obeying the law and by treating those with whom they work with fairness and respect. The Code also makes clear that our efforts are not just focused on activities within our facilities. The Code specifically states that we will not knowingly use suppliers who operate in violation of applicable laws and regulations, including local environmental, employment or safety laws or who employ forced labor, or use corporal punishment to discipline employees, whether or not permitted by applicable law. In other words, we expect to influence the behaviors of others outside of Kellogg to further drive sustainability. A copy of the Code can be found at www.kelloggcompany.com (go to “Social Responsibility,” “Ethics and Compliance”).

A company’s code of conduct should include the expectations an organization has for its employees and agents, and if properly drafted and supported by an organization’s leaders, it should significantly influence the behavior of its people. In January 2007, Ethisphere Magazine, a leading periodical in the world of ethics, published a survey where they evaluated Codes of Conduct of public companies. The survey evaluated a variety of factors, including the extent to which the organization’s leadership is visibly committed to values and ethics, the level of the organization’s commitment to ethics and compliance, and whether the Code covers all appropriate risks. Our Code of Conduct received the top score in the survey — yet another tangible example of Kellogg’s commitment to sustainability.

In 2006, we were honored with a number of awards recognizing our workplace policies and practices, including the Working Mother 100 Best list (with a Kellogg Officer receiving special recognition), Hispanic Business Magazine’s Top 50 Companies for Hispanics, LATINA Style 50 Best Companies for Latinas, Best Employers for Healthy Lifestyles by the nonprofit National Business Group on Health (NBGH), and Black Enterprise magazine Best Companies for Diversity. In addition, as an indicator of our commitment to be a positive force in the communities in which it operates, Kellogg was named in Business Ethics Magazine as one of the 100 Best Corporate Citizens.

In addition, we recently formed a cross-functional Sustainability Steering Committee to further drive our sustainability efforts. The Committee, along with an independent, third party expert, will thoroughly review our positions, policies and practices in this area, including the types of issues covered by the proposal. The Committee will provide its recommendations during our current fiscal year, and at that time we will be in a better position to determine how we should proceed. The Board believes it is in Kellogg’s best interests and our Shareowners’ best interests to await the recommendations of the Committee and proceed in a manner best suited to our specific circumstances.

The Board and Kellogg certainly respect investors’ interest in good corporate citizenship and social responsibility. We do not believe, however, that preparing the comprehensive and wide-ranging “sustainability” report requested by this proposal would be a good use of our human and financial resources, since our policies, practices and disclosures already cover many of the items that would be included in a sustainability report. In addition, the time and effort needed to prepare this report is expected to be significant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

PROPOSAL 4 — SHAREOWNER PROPOSAL RELATING TO MAJORITY VOTING

Resolution Proposed By Shareowner:

Resolved:  That the shareholders of Kellogg Company (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Shareowner’s Supporting Statement:

In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Safeway, Home Depot, Gannett, and Supervalu, have adopted a majority vote standard in company by-laws. Additionally, these companies have adopted bylaws or policies to address post-election issues related to the status of director nominees that fail to win election. Our Company has not established a majority vote standard in Company bylaws, opting only to establish a post-election director resignation governance policy. The Company’s director resignation policy simply addresses post-election issues, establishing a requirement for directors to tender their resignations for board consideration should they receive more “withhold” votes than “for” votes. We believe that these director resignation policies, coupled with the continued use of a plurality vote standard, are a wholly inadequate response to the call for the adoption of a majority vote standard.

We believe the establishment of a meaningful majority vote policy requires the adoption of a majority vote standard in the Company’s governance documents, not the retention of the plurality vote standard. A majority vote standard combined with the Company’s current post-election director resignation policy would provide the board a framework to address the status of a director nominee who fails to be elected. The combination of a majority vote standard with a post-election policy establishes a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director.

We urge the board to adopt a majority vote standard.

Kellogg’s Response — Statement in Opposition to Proposal:

The Board has considered the above proposal, and believes that it is not in the best interest of the Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:

The Board has been mindful of recent governance developments on the subject of majority-voting in the election of directors and has examined the issue very closely. The Board believes that when Shareowners cast more “withheld” votes than “for” votes with regard to a Director, our Nominating and Governance Committee (the “Nominating Committee”) and the Board should very deliberately consider and thoroughly assess whether it is appropriate for the Director to remain on the Board. Consequently, early last year, the Board adopted a policy relating to Director Elections (the “Policy”). The Policy strikes the appropriate balance that effectively ensures meaningful Shareowner participation in the election of Directors while preserving the Board’s ability to exercise its independent judgment on a case-by-case basis in the best interests of all shareholders.

The Policy is fully set forth in our Corporate Governance Guidelines (which can be found on the Kellogg Company web site at www.kelloggcompany.com under “Corporate Governance”), and provides:

•	In any uncontested election of Directors, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) will promptly tender his or her resignation to the Nominating Committee.

•	The Nominating Committee would promptly consider the resignation and recommend to the Board the appropriate action to be taken. In making its recommendation, the Nominating Committee would consider all facts and circumstances surrounding the Majority Withhold Vote, including the stated reasons why votes were withheld, alternatives for curing the underlying cause of the withheld votes, the Director’s qualifications and our Corporate Governance Guidelines.

•	The Board would then review the recommendation and consider all factors considered by the Nominating Committee and such additional information and factors that the Board believes to be relevant to Kellogg’s and Shareowners’ best interests.

•	The Policy demonstrates our responsiveness to Director election results, while at the same time protecting our long-term interests and our Shareowners’ long-term interests. We also believe that the Policy provides a solution to a Majority-Withheld Vote that is more complete and meaningful than the majority voting standard called for in the proposal.

Adopting a majority voting standard in the election of Directors seems especially unwarranted in our case. In each of the last ten years, every Director nominee has received the affirmative vote of more than 85% of the shares voted at the annual meeting of Shareowners. As a result, changing our current voting requirement to majority voting would have had no effect on the outcome of our election process during the past ten years. Moreover, the Board has historically been comprised of highly qualified Directors from diverse backgrounds, substantially all of whom have been “independent” within the meaning of standards recently adopted by the New York Stock Exchange. Each of these Directors was elected without majority voting. Since our Shareowners have a history of electing highly qualified, independent Directors, a change to a strict majority voting requirement is not necessary to improve our corporate governance processes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

MISCELLANEOUS

Shareowner Proposals for the 2008 Annual Meeting.  Shareowner proposals submitted for inclusion in our proxy statement for the 2008 Annual Meeting of Shareowners must be received by us no later than November 20, 2007. Other Shareowner proposals to be submitted from the floor must be received by us not earlier than the 120th day prior to the 2008 meeting and not later than February 3, 2008, and must meet certain other requirements specified in Kellogg’s bylaws.

“Householding” of Proxy Materials.  The SEC permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements (and related documents) with respect to two or more Shareowners sharing the same address by delivering a single proxy statement (and related documents) addressed to those Shareowners. This process, which is commonly referred to as “householding,” potentially means extra convenience for Shareowners and cost savings for companies.

A number of brokers with account holders who are Shareowners will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Shareowners, a single proxy statement (and related documents) will be delivered to multiple Shareowners sharing an address unless contrary instructions have been received from an affected Shareowner or Shareowners. Once you have received notice from your broker or Kellogg that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until Kellogg or Kellogg’s transfer agent receives contrary instructions from an affected Shareowner or Shareowners.

Shareowners who currently receive multiple copies of the proxy statement (and related documents) at their address and would like to request “householding” of their communications should contact their broker or, if a Shareowner is a direct holder of shares of common stock, he or she should submit a written request to Wells Fargo Shareowner Services, Kellogg’s transfer agent, at 161 North Concord Exchange, South St. Paul, MN 55075; phone number: (877) 910-5385. Shareowners who are now “householding” their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify Wells Fargo Shareowner Services. We will promptly deliver, upon written or oral request, a separate copy of the proxy statement (and related documents) at a shared address to which a single copy was delivered.

Annual Report on Form 10-K; No Incorporation by Reference.  Upon written request, we will provide any Shareowner, without charge, a copy of our Annual Report on Form 10-K for 2006 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company, P.O. Box CAMB, Battle Creek, Michigan 49016-1986 (phone: (800) 961-1413), to Ellen Leithold of the Investor Relations Department at that same address (phone: (269) 961-2800), or to investor.relations@kellogg.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at
www.kelloggcompany.com, the Kellogg website.

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report,” and “Compensation Committee Report” shall not be incorporated by reference into any document filed with the SEC.

By Order of the Board of Directors,

Gary H. Pilnick
Senior Vice President,
General Counsel, Corporate Development and Secretary

March 19, 2007

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534

ONE KELLOGG SQUARE POST OFFICE BOX 3599 BATTLE CREEK, MI 49016-3599	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2007 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Kellogg Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2007 . Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kellogg Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KELOG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLOGG COMPANY

The Kellogg Company Board of Directors recommends a vote FOR all of the following nominees. If you sign and return this card without marking a vote, this proxy card will be treated as being FOR all of the following nominees.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, ($) mark “For All Except” and write number(s) of the nominee(s) on the line below.
1.	Election of Directors: (terms expiring in 2010)

	Nominees:	☐	☐	☐

(01) Benjamin S. Carson, Sr. (02) Gordon Gund (03) Dorothy A. Johnson (04) Ann McLaughlin Korologos

The Kellogg Company Board of Directors recommends a vote FOR the following proposal. If you sign and return this card without marking a vote, this proxy card will be treated as being FOR such proposal.					For Against Abstain

2.	Ratification of PricewaterhouseCoopers LLP as independent auditor for 2007				☐ ☐ ☐

The Board of Directors recommends a vote AGAINST the following shareowner proposals. If you sign and return this card without marking a vote, this proxy card will be treated as being AGAINST such proposals.					For Against Abstain

3.	Shareowner proposal to prepare a Sustainability Report				☐ ☐ ☐

4.	Shareowner proposal to enact a Majority Vote Requirement				☐ ☐ ☐

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KELLOGG COMPANY
ADMISSION TICKET
You are cordially invited to attend the Annual Meeting of Shareowners of Kellogg Company to be held on Friday, April 27, 2007 at 1:00 p.m. at the W. K. Kellogg Auditorium, 50 West Van Buren Street, Battle Creek, Michigan.
You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareowner(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

KELLOGG COMPANY
PROXY FOR ANNUAL MEETING OF SHAREOWNERS APRIL 27, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned appoints James M. Jenness and Gordon Gund, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareowners of Kellogg Company to be held on April 27, 2007 and at any adjournments of the meeting, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.
IMPORTANT: This Proxy is continued and must be signed and dated on the reverse side. .